UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12

Prentiss Properties Trust

(Name of Registrant as Specified In Its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRENTISS PROPERTIES TRUST

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

April 4, 2005

Dear Shareholder:

Your board of trustees joins me in extending a cordial invitation to attend the 2005 Annual Meeting of Shareholders which will be held on Wednesday, May 11, 2005 at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas 75220. The meeting will start promptly at 12:00 noon, local time.

We sincerely hope you will be able to attend and participate in the meeting. We will report on our progress and respond to questions you may have about our business. There will also be important items presented that are required to be acted upon by our shareholders.

Whether or not you plan to attend the 2005 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, please act promptly to vote your shares with respect to the proposals described in this proxy statement. You may grant a proxy to vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You may also authorize a proxy to vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card.

Very sincerely yours,

Michael V. Prentiss Chairman of the Board

PRENTISS PROPERTIES TRUST

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 11, 2005

To our Shareholders:

We will hold the 2005 Annual Meeting of Shareholders of Prentiss Properties Trust, a Maryland real estate investment trust, on Wednesday, May 11, 2005 at the Embassy Suites Hotel at 3880 West Northwest Highway, Dallas, Texas 75220 at 12:00 noon, local time, for the following purposes:

1.	To elect three Class III trustees to serve until our 2008 Annual Meeting of Shareholders and until the respective successor of each is duly elected and qualified;

2.	To consider the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005;

3.	To consider and vote upon the approval of the 2005 Share Incentive Plan, which, if approved, would replace our 1996 Share Incentive Plan; and

4.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or postponed.

The board of trustees has fixed the close of business on March 18, 2005 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only holders of record of our common shares of beneficial interest at the close of business on the record date will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

We have included along with this notice a proxy statement and the 2004 Annual Report to Shareholders which describe certain of our activities during 2004 and contain our financial statements for the year ended December 31, 2004. The Annual Report does not form any part of the material for solicitation of proxies.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize a proxy to vote your shares by telephone or through the Internet by following the instructions set forth on the enclosed proxy card. If you attend our Annual Meeting of shareholders, you may revoke your proxy at any time prior to the time it is voted, including by voting in person at the Annual Meeting, even if you have previously returned your proxy card.

By order of the board of trustees

Gregory S. Imhoff
Senior Vice President and Secretary
Dallas, Texas April 4, 2005

i

ii

PRENTISS PROPERTIES TRUST

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 11, 2005

INTRODUCTION

We have provided this proxy statement and the accompanying proxy card and Notice of Annual Meeting in connection with the solicitation of proxies by the board of trustees of Prentiss Properties Trust, a Maryland real estate investment trust, for use at our 2005 Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas 75220, on May 11, 2005, at 12:00 noon, local time and any adjournments or postponements thereof. The mailing address of our principal executive office is 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220. We are mailing this proxy statement and the proxy card and Notice of Annual Meeting, all enclosed herewith, on or about April 4, 2005, to our shareholders of record. The date of this proxy statement is April 4, 2005.

PURPOSES OF THE ANNUAL MEETING

At the 2005 Annual Meeting, the holders of record of our common shares of beneficial interest, par value $0.01 per share, as of the record date for the Annual Meeting, the close of business on March 18, 2005, will vote upon the following matters:

(1)	The proposal to elect three Class III trustees to serve until our 2008 Annual Meeting of our Shareholders and until the respective successor of each is duly elected and qualified (“Proposal One”);

(2)	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005 (“Proposal Two”);

(3)	The proposal to consider and vote upon the approval of the 2005 Share Incentive Plan which, if approved, would replace our 1996 Share Incentive Plan (“Proposal Three”); and

(4)	The transaction of such other matters that may properly be brought before the 2005 Annual Meeting and at any adjournments or postponements thereof.

The board of trustees recommends that you vote “FOR” each of Proposal One, Proposal Two and Proposal Three.

RECORD DATE AND VOTING

Record Date and Shareholders List

The board of trustees has established the close of business on March 18, 2005 as the record date for the Annual Meeting. Only our shareholders of record at the close of business on the record date will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the record date, we had 45,188,866 common shares outstanding.

The Proxy

We are making the solicitation of proxies primarily by mail and Internet. We will bear the cost of preparing and mailing this proxy statement and the accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph, facsimile, electronically or personally by our officers and employees. We do not expect that specially engaged employees or paid solicitors will make the solicitation. Although we might use such employees or solicitors if we deem them necessary, we have not made arrangements or contracts with any such employees or solicitors as of the date of this proxy statement.

The board of trustees has selected Gregory S. Imhoff and Michael A. Ernst as proxies, and they are named as such on the proxy card. The proxy will be voted as specified by the shareholder in the spaces provided on the proxy card, or if no specification is made, it will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke it either by delivering written notice of such revocation to our corporate secretary before the Annual Meeting or by attending the Annual Meeting and voting in person. Beneficial owners of our common shares held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

In voting by proxy in regard to Proposal One, shareholders may vote in favor of all of the nominees, withhold their votes as to all of the nominees, or withhold their votes as to any specified nominee. With regard to each of Proposal Two and Proposal Three, shareholders may vote in favor of such proposal, vote against such proposal, or abstain from voting with respect to such proposal.

How You Can Vote

You may attend the Annual Meeting and vote your shares in person. You also may choose to submit your proxy by any of the following methods:

Authorizing a Proxy by Mail. If you choose to authorize a proxy by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

Authorizing a Proxy by Telephone. You may authorize a proxy by telephone by calling the toll-free telephone number provided on the proxy card. Telephone proxy authorization is available 24 hours a day. In order to authorize a proxy to vote your shares via the telephone, please call the toll-free number provided on the proxy card, have your proxy card in hand, and follow the instructions. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you authorize a proxy to vote by telephone, you should not return your proxy card.

Authorizing a Proxy by Internet. You may also authorize a proxy through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet proxy authorization is available 24 hours a day. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you authorize a proxy through the Internet, you should not return your proxy card.

Quorum, Required Vote and Voting Rights

Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the close of business on the record date, March 18, 2005, will constitute a quorum for the transaction of business. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are “broker non-votes” (when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted as shares present and entitled to vote in determining whether a quorum is present at the Annual Meeting. The election inspectors appointed for the Annual Meeting will determine the number of common shares present and entitled to vote at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. With respect to Proposal One, if a quorum is present, a vote of a plurality of all the votes cast by shareholders on the matter, in person or by proxy, will elect each nominee for trustee. Votes marked “For” Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “withheld” from a trustee-nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each trustee. Shareholders may not abstain from voting with respect to the election of trustees. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal One.

Approval of Proposal Two requires the majority of all the votes cast on the matter at the Annual Meeting by shareholders at which a quorum is present in person or by proxy. Abstentions from voting on Proposal Two will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. Because the ratification of the appointment of auditors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal Two.

Approval of Proposal Three requires the affirmative vote of a majority of all the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Broker non-votes and abstentions will not be treated as votes cast with respect to Proposal Three. Thus, abstentions will have the same effect as a vote against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of a majority in interest of all securities entitled to vote on Proposal Three cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Voting Rights. With respect to each proposal, each shareholder will be entitled to one vote per common share held by such shareholder as of close of business on the record date. Under Maryland law, shareholders will not have appraisal or similar rights in connection with any proposal set forth in this proxy statement.

TRUSTEES AND EXECUTIVE OFFICERS

Trustees and Executive Officers

The following table sets forth certain information with respect to our trustees and executive officers. The board of trustees currently consists of seven members, five of whom are independent trustees.

Name	Age	Position with Company
Michael V. Prentiss	61	Chairman of the board of trustees (Class III - Term will expire in 2008 if Proposal One is approved)*
Thomas F. August	56	President, Chief Executive Officer and Trustee (Class I - Term will expire in 2006)
Thomas J. Hynes, Jr.	65	Independent Trustee (Class III - Term will expire in 2008 if Proposal One is approved)*
Barry J.C. Parker	57	Independent Trustee (Class III - Term will expire in 2008 if Proposal One is approved)*
Dr. Leonard M. Riggs, Jr.	62	Independent Trustee (Class II - Term will expire in 2007)
Ronald G. Steinhart	64	Independent Trustee (Class II - Term will expire in 2007)
Lawrence A. Wilson	69	Independent Trustee (Class I - Term will expire in 2006)
Lawrence J. Krueger	49	Executive Vice President and Managing Director, Midwest Region
Robert K. Wiberg	49	Executive Vice President and Managing Director, Mid-Atlantic Region
Christopher M. Hipps	43	Executive Vice President and Managing Director, Southwest Region
Daniel K. Cushing	44	Senior Vice President and Managing Director, Northern California Region
Christopher B. Mahon	56	Senior Vice President and Managing Director, Southern California Region
Michael A. Ernst	44	Executive Vice President and Chief Financial Officer
Gregory S. Imhoff	48	Senior Vice President, Chief Administrative Officer and Secretary
Scott W. Fordham	37	Senior Vice President and Chief Accounting Officer

*	Messrs. Prentiss, Hynes and Parker have been nominated for re-election at the Annual Meeting to be held on May 11, 2005.

The following are biographical summaries of our executive officers and the trustees not standing for re-election:

THOMAS F. AUGUST serves as our President and is a trustee on our board of trustees. He is also our Chief Executive Officer. Mr. August has served in such capacities since October of 1999 when he became Chief Executive Officer. Prior to that time he had been our President and Chief Operating Officer since our initial public offering in October 1996. From 1992 to 1996, Mr. August served as President and Chief Operating Officer of one of our affiliates, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of our predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an MBA degree from Boston University.

LEONARD M. RIGGS, JR., M.D. is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Dr. Riggs is a private investor and until recently was Chairman and Chief Executive Officer of EmCare, Inc., a publicly-held outsourced healthcare business services company specializing in emergency medicine. EmCare manages over 400 hospital emergency departments and provides the business services for the practices of over 4,000 physicians. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center from 1974 until 1998. Dr. Riggs is a former president of the American College of Emergency Physicians. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.

Committees: Audit, Corporate Governance (Chairman)

RONALD G. STEINHART is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Steinhart is a private investor and served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December, 1996 until his retirement in January, 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves as a Director of United Auto Group, Inc. and Carreker Corporation and as a trustee of MFS/Compass Group of Funds. Mr. Steinhart holds BBA and MBA degrees from the University of Texas at Austin and is a Certified Public Accountant.

Committees: Audit (Chairman), Corporate Governance

LAWRENCE A. WILSON is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Wilson is a director of The Beck Group. He was recently the Chairman of The Beck Company and Managing Director and Chief Executive Officer of HCBECK, Inc., a construction and real estate services company, each of which are members of The Beck Group. Mr. Wilson also serves as an Advisory Director of TXU. Mr. Wilson holds an undergraduate degree from Vanderbilt University in engineering, an L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.

Committees: Compensation (Chairman), Corporate Governance

LAWRENCE J. KRUEGER serves as Executive Vice President and Managing Director of our Midwest Region. His responsibilities include the development, acquisitions, leasing, construction, property management and asset management activities in this region. Mr. Krueger has served in such capacity for us since 1994. He served as Senior Vice President—Development from 1990 to 1994, Vice President—Development of one of our affiliates, Prentiss Properties Limited, Inc., from 1987 to 1990 and Vice President—Development of Cadillac Urban from 1986 to 1987. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin. He is a member of the National Association of Industrial and Office Parks, CORENET Global Corporate Real Estate Network and the Chicago Development Council.

ROBERT K. WIBERG serves as Executive Vice President and Managing Director of our Mid-Atlantic Region.
His responsibilities include the development, acquisitions, leasing, construction, property management and asset management activities in this region. The portfolio of properties Mr. Wiberg oversees includes 4.1 million square feet of owned property and another 6.3 million square feet of managed properties. Mr. Wiberg has worked in our
Washington, D.C. office since 1988, and prior to that served as a Development Officer in our Los Angeles,
Atlanta and Dallas offices. Mr. Wiberg holds an MBA from the University of California at Berkeley, a Master of
City and Regional Planning degree from Harvard University, and a B.A. degree from Cornell University. He has served on the Board of Directors of the Northern Virginia Chapter of the National Association of Industrial and
Office Parks and holds a Virginia real estate license.

CHRISTOPHER M. HIPPS serves as Executive Vice President and Managing Director of our Southwest Region. Mr. Hipps has served as Managing Director of our Southwest Region since January 1, 2002. Prior to becoming Managing Director of the Southwest Region, Mr. Hipps served as the Managing Director of the former West Region. Mr. Hipps was responsible for all business activities of the West Region including acquisitions, development, strategic planning and implementation of the annual business plan. Mr. Hipps started his career in the Washington, D.C. offices of Cadillac Fairview Urban and subsequently was responsible for marketing activities for Fairview Park, located in Northern Virginia. In 1992, Mr. Hipps moved to our corporate office in Dallas, Texas, where he has held various responsibilities, including CBD leasing assignments, our acquisitions in Houston, regional marketing and work on the development of properties in Austin, Texas. Mr. Hipps holds a Texas real estate license and has been involved in various organizations such as the National Association of Industrial and Office Parks and the Real Estate Council. He received a BBA from Southern Methodist University.

DANIEL K. CUSHING serves as the Senior Vice President and Managing Director of our Northern California Region and has served in such capacity since January 1, 2002. His responsibilities include acquisitions, development, leasing, construction, property management, facilities management and business development. Mr. Cushing joined us in 1985 and has held a variety of increasingly senior roles in Dallas, Washington, D.C. and Chicago. Prior to his appointment as the Managing Director of the Northern California Region, Mr. Cushing was instrumental in the growth of our Midwest Region. As our Senior Vice President of Development/Acquisitions he was responsible for various suburban development projects and acquisitions. He holds a B.S. degree in Civil Engineering from the University of Illinois.

CHRISTOPHER B. MAHON serves as Senior Vice President and Managing Director of our Southern California Region and has served in such capacity since January 1, 2002. Mr. Mahon joined us in 1999. Mr. Mahon is responsible for all business management activities, most particularly guidance of property operations and implementation of acquisition, development and disposition strategies that enhance earnings and portfolio value. Mr. Mahon started his career in New York in the commercial construction industry. Since coming to California in 1977, Mr. Mahon has worked in various capacities, including management, acquisitions, development, marketing and leasing with diverse property portfolios at The Irvine Company, Ferguson Partners, Shuwa Investments Corporation and Equity Office. Mr.
Mahon graduated Phi Beta Kappa from St. Lawrence University in Canton, New York, is a former President of the Orange County chapter of BOMA and is a licensed California real estate broker.

MICHAEL A. ERNST serves as an Executive Vice President and as our Chief Financial Officer. In such capacities Mr. Ernst has responsibility for capital planning, financial strategy, corporate accounting, raising capital, evaluating new investment opportunities and investor relations. Mr. Ernst joined us in 1997 as Vice President and Treasurer and was promoted to Chief Financial Officer in March 1999. Mr. Ernst was promoted from Senior Vice President to Executive Vice President in March 2002. Prior to joining us, Mr. Ernst served as a Senior Vice President in Bank of America’s Real Estate Finance Group where he managed a team of lenders covering national accounts including many public real estate companies. Mr. Ernst holds an MBA with a focus on Real Estate and Finance, and a B.A. in American Government, both from the University of Virginia.

GREGORY S. IMHOFF serves as our Senior Vice President, Chief Administrative Officer and Corporate Secretary, and has provided professional services to Prentiss Properties since 1990. His responsibilities cover all legal and administrative matters including securities, employment, tax, insurance and risk management, and property taxes. Mr. Imhoff received a B.S. degree in Accounting from Marquette University, a J.D. from the University of Notre Dame Law School, and an LL.M (Masters of Law) from Southern Methodist University Law School. Immediately before joining the Company, Mr. Imhoff was the General Counsel for The Watson & Taylor Companies and prior to that time he was a Senior Consultant for Deloitte & Touche. Mr. Imhoff sits on the Governmental Relations Committee for the National Association of Real Estate Investment Trusts (NAREIT), is past president of the North Texas Chapter of the Wisconsin Bar Association, and is a member of the Dallas Bar Association, State Bar of Texas and the State Bar of Wisconsin.

SCOTT W. FORDHAM serves as our Senior Vice President and Chief Accounting Officer, and is in charge of the corporate accounting and financial reporting groups of Prentiss Properties Trust. He is responsible for all consolidated financial reporting and forecasting which includes all SEC reporting as well as internal management reporting and budgeting. Mr. Fordham is a Texas CPA. He joined the firm’s accounting organization in November 1992 and previously worked in public accounting with PricewaterhouseCoopers LLP (formerly PriceWaterhouse). Mr. Fordham received a BBA in Accounting from Baylor University.

Terms of Office

Our board of trustees elects our officers annually at a meeting held after each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. The board of trustees may remove any officer or agent elected or appointed by the board of trustees whenever in its judgment our best interests will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

TRUSTEE NOMINATING PROCEDURES

Nominations of individuals for election to the board of trustees may be made at an annual meeting of shareholders (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of trustees or (iii) by any of our shareholders who was a shareholder of record at the time of giving of notice provided for in our bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our current bylaws and the rules and regulations promulgated under the Securities Exchange Act of 1934. Only such individuals who are nominated in accordance with the procedures set forth in our bylaws shall be eligible to serve as trustees. Our Corporate Governance Committee recommends nominees for election to the board of trustees, our board approves such nominees and recommends our shareholders elect such nominees at our annual meeting of shareholders. For information regarding the duties and membership of our Corporate Governance Committee, see the section of this proxy statement entitled “Committees and Meetings of the Board of Trustees — Corporate Governance Committee.”

Nominee Consideration Process

The Corporate Governance Committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the Corporate Governance Committee decides not to recommend a member for re-election, the Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

Nominee Evaluation and Criteria for Board Membership

In evaluating trustee nominees, the Corporate Governance Committee considers the following factors:

•	the composition of the board as a whole;

•	the requisite skills, characteristics and experience of nominees including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•	the status of the nominee as “independent” under the New York Stock Exchange’s listing standards and the rules and regulations of the Securities and Exchange Commission;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Corporate Governance Committee’s goal is to assemble a board of trustees that brings to Prentiss Properties Trust a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for trustee nominees, although the Corporate Governance Committee may also consider such other factors as it may deem are in our and our shareholders’ best interests. The Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the board to meet the criteria for an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. In addition, the New York Stock Exchange listing standards require that a majority of the members of the board meet the definition of “independent director” under the New York Stock Exchange’s listing standards. The Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the board.

After completing its evaluation, the Corporate Governance Committee makes a recommendation to the full board of trustees as to the persons who should be nominated by the board of trustees, and the board of trustees determines the nominees after considering the recommendation and report of the Corporate Governance Committee.

Shareholder Nominee Recommendations

The rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the board of trustees at our annual meeting of shareholders. Any shareholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a trustee if elected and to being named in the proxy statement and certain information regarding the status of the shareholder submitting the recommendation, to Gregory S. Imhoff, our Corporate Secretary at 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220. Such nomination recommendation must be received by the Company at the address provided immediately above not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, as provided in our current bylaws.

Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a shareholder in connection with the nomination of a trustee candidate, such materials will be forwarded to the Corporate Governance Committee. To date, we have not received any recommendations from shareholders requesting that the Corporate Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in our proxy statement.

PROPOSAL ONE: ELECTION OF TRUSTEES

Nominees for Election to the Board of Trustees

Our declaration of trust divides the board of trustees into three classes as nearly equal in number as possible, with each class serving a term of three years. If a quorum is present, a plurality of all the votes cast by shareholders, in person or by proxy, will elect each nominee for trustee. The board of trustees has set the number of trustees constituting the current board of trustees at seven, three of whom stand for re-election at the Annual Meeting.

The Corporate Governance Committee of our board of trustees has nominated the three present Class III trustees, Michael V. Prentiss, Thomas J. Hynes, Jr. and Barry J.C. Parker to serve as Class III trustees until our Annual Meeting in 2008 and until the respective successor of each is duly elected and qualified. The remaining members of the board of trustees will continue as members thereof until their respective terms expire, as indicated above, or until their respective successors are duly elected and qualified.

If any nominee becomes unavailable or unwilling to serve us as a trustee for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them. The board of trustees has no reason to doubt the availability of the nominees, and each has indicated his willingness to serve as a trustee if reelected by the shareholders at the Annual Meeting.

NOMINEES FOR ELECTION AS CLASS III TRUSTEE (TERM EXPIRING 2008)

MICHAEL V. PRENTISS serves as our Chairman of the Board. Prior to October of 1999, Mr. Prentiss was our Chief Executive Officer and had served in such capacity since our initial public offering in October 1996. Mr. Prentiss, our founder, has over 28 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $4 billion. From 1987 to 1992, he served as President and Chief Executive Officer of our predecessor company, and from 1992 to 1999, he served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban Development, Inc., Executive Vice President and member of the Board of Directors of The Cadillac Fairview Corporation Limited, and a member of Cadillac Fairview’s Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.

THOMAS J. HYNES, JR. is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Hynes is President of Meredith & Grew Incorporated, a Boston-based real estate services firm, and has served in that capacity since 1988. Mr. Hynes has been employed by Meredith & Grew Incorporated since 1965 during which time he has held various offices. Mr. Hynes holds a B.A. degree from Boston College and an Honorary Degree of Doctorate of Laws from Emmanuel College. Mr. Hynes is Chairman of the Massachusetts Business Roundtable, a non-profit, nonpartisan, statewide public affairs organization of chief executive officers representing Massachusetts’ leading industry and business enterprises.

Committees: Compensation, Corporate Governance

BARRY J.C. PARKER is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Parker is President and sole shareholder of Parker Broadcasting, Inc., a television broadcasting company. From 1997 to 2000, Mr. Parker was President and Chief Executive Officer of Luby’s, Inc., a chain of 238 restaurants. Mr. Parker is also a past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 750 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children’s Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company’s F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an MBA degree from the University of Pennsylvania’s Wharton School of Finance and Commerce.

Committees: Audit, Compensation and Corporate Governance

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL ONE.

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

Trustee Meetings

Our business and affairs are managed under the direction of our board of trustees as required by our declaration of trust, bylaws and the laws of Maryland. Our declaration of trust requires that a majority of our trustees must not also be officers, employees or affiliates of any of our subsidiaries or any partnership that is one of our affiliates. There are presently seven trustees on our board of trustees, including five trustees who the board has determined to be independent under the New York Stock Exchange’s listing standards and the rules and regulations of the Securities and Exchange Commission. The board of trustees held five meetings during 2004, and each of the trustees attended at least 75% of the aggregate of the board of trustees’ and applicable committee meetings.

The board of trustees presently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The charters of each of the Audit, Compensation and Corporate Governance Committees and our Corporate Governance Guidelines are located on our web site. Our web site address is www.prentissproperties.com. The board may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibilities as delegated by the board of trustees.

Audit Committee

The board of trustees has established an Audit Committee, which currently consists of three independent trustees, Messrs. Steinhart and Parker and Dr. Riggs. Mr. Steinhart is Chairman of the Audit Committee. All of the members of the Audit Committee are independent within the meaning of the rules and regulations of the Securities and Exchange Commission, the listing standards of the New York Stock Exchange and the requirements of the Internal Revenue Service. The Audit Committee’s functions include the following: (a) monitor (1) the quality and integrity of the financial statements of the company, (2) the audit process, (3) the independent auditor’s qualifications, independence and performance, (4) the performance of the company’s internal audit function, (5) the operation of the company’s system of internal controls, internal control over financial reporting that our management designed and supervises, and disclosure controls and procedures that management has established, and (6) the company’s compliance with legal and regulatory requirements; (b) prepare the report required by the Securities and

Exchange Commission for inclusion in the company’s annual proxy statement; (c) appoint, retain, evaluate and terminate the company’s independent accountant; and (d) approve/pre-approve audit and non-audit services to be performed by the independent accountant as required under the rules and regulations of the Securities and Exchange Commission.

The board has determined that each of Messrs. Steinhart and Parker and Dr. Riggs qualifies as an audit committee financial expert within the meaning of the rules and regulations of the Securities and Exchange Commission. The board has also determined that each of Messrs. Steinhart and Parker and Dr. Riggs has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee’s charter was adopted by the full board of trustees and is available on our web site at www.prentissproperties.com. The Audit Committee held nine meetings during 2004.

Compensation Committee

The board of trustees has established a Compensation Committee, which currently consists of three trustees, Messrs. Wilson, Parker and Hynes. All of the members of the Compensation Committee are independent within the meaning of the rules and regulations of the Securities and Exchange Commission, the listing standards of the New York Stock Exchange and the requirements of the Internal Revenue Service. Mr. Wilson is chairman of the Compensation Committee. The Compensation Committee determines compensation for our executive officers, establishes salaries of and awards of performance-based bonuses to our executive officers, and determines awards of restricted shares and grants of share options under our share incentive plans. The Compensation Committee held two meetings during 2004.

Corporate Governance Committee

The board of trustees has established a Corporate Governance Committee, which currently consists of five trustees, Messrs. Hynes, Parker, Steinhart and Wilson and Dr. Riggs. The board has determined that each of Messrs. Hynes, Parker, Steinhart and Wilson and Dr. Riggs are independent as defined under the listing standards of the New York Stock Exchange, the rules and regulations of the Securities and Exchange Commission and the requirements of the Internal Revenue Service. Dr. Riggs is Chairman of the Corporate Governance Committee. The Corporate Governance Committee is responsible for the development, recommendation and evaluation of the board’s Corporate Governance Guidelines. In addition, the committee assists the board by identifying individuals qualified to become board members and recommends board member nominees to be elected at each annual meeting of shareholders. The committee also recommends board committee member nominees and is responsible for leading the board in its annual review of board performance. The Corporate Governance Committee held four meetings in 2004.

Meetings of Non-Management Trustees

The board of trustees has adopted Corporate Governance Guidelines, as recommended by the Corporate Governance Committee. The Corporate Governance Guidelines, in part, provide that the non-management trustees of our board of trustees shall meet in executive sessions every quarter apart from the full board. Ronald G. Steinhart has been selected to be the lead independent trustee at the meetings of the non-management trustees. Shareholders and other parties interested in communicating directly with the lead independent trustee of the non-management trustee sessions or with the non-management trustees as a group may do so by writing to attention: Ronald G. Steinhart, Lead Independent Trustee, at 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220.

Shareholder Communication with the Board of Trustees

As described above, shareholders who are interested in communicating directly with the non-management trustees may do so by writing to our Lead Independent Trustee at the address provided in the immediately preceding section. Similarly, shareholders who would like to communicate directly with the full board of trustees may do so by directing their questions or comments to Ronald G. Steinhart, Lead Independent Trustee, at 3890 West Northwest Highway, Suite 400, Dallas, Texas, 75220. Shareholders may also submit questions or comments, on an anonymous basis if desired, to the board of trustees through our 24-hour hotline at 1-866-376-4136. All such anonymous correspondence will also be forwarded directly to Mr. Steinhart. We welcome and encourage shareholder communication with the board and believe we have been extremely responsive to all shareholder communication with the board.

Board Member Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by members of the board of trustees at our annual meeting of shareholders, we encourage trustees to attend and historically 100% of the trustees have attended our annual shareholders meetings.

REPORT OF THE AUDIT COMMITTEE

The board of trustees has established an Audit Committee, which currently consists of three trustees, Messrs. Steinhart and Parker and Dr. Riggs, each of whom the board of trustees has deemed to be independent as required under the New York Stock Exchange’s listing standards and the rules and regulations of the Securities and Exchange Commission. The board of trustees has adopted a written charter for the Audit Committee, a copy of which is available on our web site at www.prentissproperties.com. The Audit Committee’s functions include the following: (a) monitor (1) the quality and integrity of the financial statements of the company, (2) the audit process, (3) the independent registered public accounting firm’s qualifications, independence and performance, (4) the performance of the company’s internal audit function, (5) the operation of the company’s system of internal controls and disclosure controls and procedures that management has established, and (6) the company’s compliance with legal and regulatory requirements; (b) prepare the report required by the Securities and Exchange Commission for inclusion in the company’s annual proxy statement; (c) appoint, retain, evaluate and terminate the company’s independent accountant; and (d) approve/pre-approve audit and non-audit services to be performed by the independent registered public accounting firm as required under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held nine meetings during 2004. In performing its duties, the Audit Committee meets with the independent registered public accounting firm without the presence of any of the members of management and meets with management without the presence of PricewaterhouseCoopers LLP, to help ensure the independence of PricewaterhouseCoopers LLP. The Audit Committee then meets without the presence of either of PricewaterhouseCoopers LLP or management.

Our management has the primary responsibility for the financial statements and internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, an opinion on management’s assessment of internal control over financial reporting, and an opinion on the effectiveness of our internal control over financial reporting.

PricewaterhouseCoopers LLP has served as our and our subsidiaries’ independent registered public accounting firm for the year ended December 31, 2004 and will, pending ratification by our shareholders at the Annual Meeting, continue to so serve for the year ending December 31, 2005 until and unless changed by action of the board of trustees. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

In connection with the fiscal year 2004 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, (3) received the written disclosure letter regarding Independence Standards Board Statement No. 1 and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1, (4) discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm, and (5) considered whether the provision of services by the independent registered public accounting firm for matters other than the annual audit and quarterly reviews is compatible with maintaining the independent registered public accounting firm’s independence. Based on these reviews and discussions, the Audit Committee has recommended to the board of trustees, and the board of trustees has resolved that our audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Audit Committee believes that the provision of services by PricewaterhouseCoopers LLP to us is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services,

audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, Ronald G. Steinhart, when expedition of services is necessary. All fees paid to the independent registered public accounting firm in 2004 were pre-approved by the Audit Committee.

Audit Fees. Aggregate Audit Fees for 2003 totaled $338,900. Fees for 2003 included $253,200 for professional services rendered in connection with the audit of our annual financial statements, including those contained in our annual report on Form 10-K, and the review of the financial statements included in our quarterly reports on Form 10-Q. Fees also included $33,700 for financial review and the issuance of a comfort letter pursuant to the filing of a prospectus supplement to our Form S-3 (File No. 3330-49433) and $52,000 for a review of the SEC Comment Letter covering our 2002 Form 10-K. Aggregate Audit Fees for 2004 totaled $362,335. Fees for 2004 included $154,500 for professional services rendered in connection with the audit of our annual financial statements, including those contained in our annual report on Form 10-K, and the review of the financial statements included in our quarterly reports on Form 10-Q. Fees also included $194,635 for the audit of our internal controls over financial reporting, $7,200 for review of our 8-K filed in December 2004 and $6,000 for a comfort letter covering the placement of shares.

Audit Related Fees. Aggregate Audit Related Fees for 2003 totaled $61,000 which included $31,000 for certain audits of our properties and $30,000 for a review of our Executive Choice Deferred Compensation Plan. Aggregate Audit Related Fees for 2004 totaled $60,875 which included $31,900 for certain audits of our properties, $23,000 for Section 3-14 audits of purchased properties, $3,275 for a FIN46R analyses and $2,700 related to the Natomas property sales.

Tax Fees. Aggregate Tax Fees paid in 2003 totaled $25,366. Fees included $9,383 for review of our dividend tax attributes, $2,112 for tax review of a joint venture and $9,870 for 2002 tax review and $4,000 for other tax review. Aggregate Tax Fees paid in 2004 totaled $32,947 related to 2002 tax review. No tax services were performed for 2003 or 2004 and thus no fees were due.

All Other Fees. There were no other fees for 2003 or 2004.

This Report has been furnished by the members of the Audit Committee.

Barry J.C. Parker
Dr. Leonard M. Riggs, Jr.
Ronald G. Steinhart

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of trustees has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP) has served as our independent registered public accounting firm since 1996.

Our board of trustees has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm, and, accordingly, is submitting to our shareholders at the Annual Meeting this proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as the representative may desire.

PERFORMANCE GRAPH

The following performance graph compares the change in the cumulative total shareholder return on our common shares for the period December 31, 1999 through December 31, 2004, with the changes in the S&P 500 Index, the SNL Securities Office/Industrial REIT Index and the National Association of Real Estate Investment Trusts Equity Index (the “NAREIT Equity Index”) for the same period. The performance graph assumes a base share price of $100 for our common shares on December 31, 1999 and each index for comparative purposes. Total return equals appreciation in share price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance. Information in the performance graph was compiled by SNL Securities L.C.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

To the board of trustees of Prentiss Properties Trust:

The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to our executive officers, and determining awards of restricted shares and grants of share options under our share plans. The Compensation Committee’s policy is to devise and implement compensation for our officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies that the Compensation Committee deems to be comparable to ours and of various other REITs as reported by the National Association of Real Estate Investment Trust’s annual Study of Executive Compensation, prepared by FPL Associates, an independent executive compensation consulting firm based in Chicago, Illinois. Messrs. Hynes, Parker and Wilson comprise the Compensation Committee of the board of trustees. Mr. Wilson is the Chairman of the Compensation Committee. We do not employ any of the members of the Compensation Committee.

Base Compensation and Bonuses

Pursuant to the directive of the Compensation Committee and our board of trustees, the base compensation of the executive officers named below for 2004 was established as follows:

Executive Officer	Annual Base Salary
Michael V. Prentiss, Chairman of the Board	$500,000
Thomas F. August, President and CEO	550,000
Lawrence J. Krueger, Executive Vice President	210,000
Michael A. Ernst, Executive Vice President	191,475
Daniel K. Cushing, Senior Vice President	186,300

Our annual incentive bonus program is an incentive program that rewards achievement at specified levels of financial and individual performance. The bonus program assigns an incentive based on certain levels of performance, expressed as a percentage of annual base salary, for each officer position. Two components comprised the 2004 bonus program, which was unchanged from the prior year: (1) a formula that takes into account our results in such areas as FFO (Funds From Operations) and FAD (Funds Available for Distribution) per share, occupancy, operating margins, tenant improvements and commissions per square foot per year, and tenant satisfaction, compared against the annual plan proposed by the Compensation Committee and approved by the board, and (2) a discretionary amount based upon an assessment of each officer’s performance and contribution to Prentiss Properties Trust during the year. The bonus program places greater emphasis on the financial component than on the discretionary component. Bonuses may be paid in cash or in options or other stock awards pursuant to our 1996 Share Incentive Plan.

Share Options under the 1996 Share Incentive Plan

Our incentive compensation awards are designed to reward and motivate key employees for achieving financial and operational objectives and increasing long term value of our common shares. We pay incentive compensation annually through a combination of stock option and restricted stock awards based upon the achievement of target objectives for certain performance measures for the most recently completed fiscal year. The Compensation Committee uses equal weightings of total shareholder return and our performance relative to our peer group of REITs as our primary performance measures for determining incentive compensation awards. Incentive compensation amounts actually paid are determined based on whether the “threshold,” “target” or “maximum” pre-determined levels for each performance measure are met. If target performance is achieved, each participant’s total award will be between the median and 75th percentile of the market competitive incentive remuneration practices found among our peer group of REITs. Should we exceed our target performance levels, the total compensation to each participant should approximate the 75th percentile of such competitive practices, while if less than target performance is achieved, the total compensation will be substantially below the median of such competitive practices. Annual incentives will not be awarded if the “threshold” levels of performance are not realized.

The Compensation Committee approved the grant of share options to the following executive officers pursuant to the 1996 Share Incentive Plan, as follows:

	Number of Shares Subject to Options
Executive Officer	2000 Awards	2001 Awards	2002 Awards	2003 Awards	2004 Awards
Michael V. Prentiss, Chairman of the Board	150,000	—	—	—	—
Thomas F. August, President and CEO	150,000	36,900	106,000	84,000	100,000
Lawrence J. Krueger, Executive Vice President	46,000	11,800	30,000	14,750	27,000
Michael A. Ernst, Executive Vice President	46,000	12,000	31,000	26,450	27,000
Daniel K. Cushing, Senior Vice President	15,000	25,000	15,000	22,000	30,000

Messrs. August, Krueger, Ernst and Cushing exercised options during 2004. See the section of this proxy statement entitled “Executive Compensation - Option Exercises in Last Fiscal Year.” The Compensation Committee may also award shares of Restricted Shares, performance shares or SARs to our executive officers pursuant to the 1996 Share Incentive Plan. All such awards have been reflected herein.

The Compensation Committee and our board of trustees have approved the 2005 Share Incentive Plan which, if approved by our shareholders at the Annual Meeting, will replace in its entirety the 1996 Share Incentive Plan.

Chairman of the Board and CEO Compensation

Prentiss Properties Trust achieved specific levels of performance for 2004 that resulted in a payout to Messrs. Prentiss and August under the annual incentive bonus program described above in the amounts of $275,000 and $300,000, respectively. The performance criteria set by the Committee for the Chairman and CEO that the Board believed was of primary importance to the Company, focused primarily on FFO and FAD per share, occupancy, tenant improvements and commissions per square foot per year.

In addition, the Committee determined that Mr. August should be granted a long-term incentive award in the form of 100,000 share options and 35,000 shares of restricted stock. This award was based upon the achievement of various performance targets previously established by the Compensation Committee. In order to ensure alignment with shareholder interests, the Compensation Committee established a performance measurement that focused on total shareholder return in determining the size of annual long-term incentive awards, weighted equally between absolute and relative returns.

In determining the appropriate compensation for our Chairman of the Board and Chief Executive Officer, the Compensation Committee uses as its guide our performance, competitive practices, and the Compensation Committee’s policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. The Compensation Committee considers appropriate adjustments in the compensation of our Chairman of the Board and Chief Executive Officer concurrently with similar adjustments it makes for our other executive officers, based on individual and Company performance.

On March 1, 2005, we adjusted Mr. August’s 2005 base compensation to $625,000. On January 1, 2005, pursuant to the terms of his employment agreement, we adjusted Mr. Prentiss’ 2005 base compensation to $550,000. On March 1, 2004, we adjusted Mr. August’s 2004 base compensation to $550,000. On January 1, 2004, pursuant to the terms of his employment agreement, we adjusted Mr. Prentiss’ 2004 base compensation to $500,000. On March 1, 2003, we adjusted Messrs. Prentiss’ and August’s 2003 compensation to $450,000 and $500,000, respectively. We did not adjust Messrs. Prentiss’ or August’s compensation in 2002, and thus their compensation remained $350,000 and $330,000, respectively, in 2002 for 2002. We adjusted Messrs. Prentiss’ and August’s compensation to $350,000 and $330,000, respectively, in 2001 for 2001.

Messrs. Prentiss and August received a bonus in March 2005 for the 2004 year of $275,000 and $300,000, respectively. Messrs. Prentiss and August received a bonus in March 2004 for the 2003 year of $309,000 and $343,000, respectively. Messrs. Prentiss and August received a bonus in March 2003 for the 2002 year of $230,000 and $220,000, respectively. Messrs. Prentiss and August received a bonus in March 2002 for the 2001 year of $256,515 and $241,857, respectively. Messrs. Prentiss and August received a bonus in March 2001 for the 2000 year of $418,400 and $410,861, respectively.

This report has been furnished by the members of the Compensation Committee.

Thomas J. Hynes, Jr.
Barry J.C. Parker
Lawrence A. Wilson

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee of our board of trustees consisted of Messrs. Hynes, Parker and Wilson, each of whom are independent trustees. Our board of trustees adopted a Compensation Committee Charter on October 23, 2002. The Compensation Committee Charter provides that officers of the Company may not attend the meetings of the Compensation Committee unless invited by the Chairman of the Compensation Committee (this codified the Committee’s policy that was already in effect for 2002). Consequently, no officers of the Company, including Messrs. Prentiss and August, participated in deliberations of the Compensation Committee during 2004.

No executive officer of the Company serves as a member of the board of directors or trustees or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s board of trustees or Compensation Committee.

Summary Compensation Table

The following table sets forth the annual and long-term compensation with respect to our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer for services rendered during 2004, 2003 and 2002.

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Other Annual Compen- sation($)		Restricted Stock Awards ($)		Securities Underlying Options, SARs (#)(2)	All Other Compensation($)
Michael V. Prentiss Chairman of the Board	2004 2003 2002	$500,000 450,000 350,000	$275,000 309,000 230,000	$116,242 140,890 106,395	(3) (3) (3)	$0 0 0		0 0 0	$6,639 6,135 4,298	(4) (4) (4)

Thomas F. August President and Chief Executive Officer	2004 2003 2002	$541,667 471,667 330,000	$300,000 343,000 220,000	$18,028 11,004 0		$1,218,000 957,600 926,195	(5) (7) (9)	100,000 84,000 106,000	$122,192 155,176 153,523	(4)(6) (4)(8) (4)(8)

Lawrence J. Krueger Executive Vice President and Managing Director, Midwest Region	2004 2003 2002	$209,167 204,167 200,000	$90,000 61,000 90,000	$4,680 4,680 4,680		$348,000 171,000 260,900	(5) (7) (9)	27,000 14,750 30,000	$93,573 119,956 152,997	(4)(6) (4)(8) (4)(8)(10)

Daniel K. Cushing Senior Vice President and Managing Director, Northern California Region	2004 2003 2002	$185,250 179,167 175,000	$100,000 68,000 65,000	$27,977 23,424 9,815		$382,800 256,500 143,495	(5) (7) (9)	30,000 22,000 15,000	$55,539 69,131 69,567	(4)(6) (4)(8) (4)(8)

Michael A. Ernst Executive Vice President and Chief Financial Officer	2004 2003 2002	$190,396 184,167 180,000	$80,000 79,000 90,000	$0 0 1,962		$330,600 307,800 273,945	(5) (7) (9)	27,000 26,450 31,000	$56,132 68,744 69,573	(4)(6) (4)(8) (4)(8)

(1)

Bonuses represent amounts earned by the respective executive officers during the referenced year, although paid subsequent to such year. The Company historically pays bonuses each March for the prior year. Bonuses earned in 2004 were deferred by Mr. Prentiss (100%) and Mr. August (100%) pursuant to the KEYSOP Plan and by Mr. Cushing (100%) pursuant to the Executive Choice Deferred Compensation Plan. Bonuses earned in 2003 were deferred by Mr. August (100%) pursuant to the KEYSOP Plan, and by Mr. Prentiss (100%) pursuant to the Executive Choice Deferred

Compensation Plan. Bonuses earned in 2002 were deferred by Mr. August (100%) pursuant to the KEYSOP Plan, and Mr. Prentiss (100%) pursuant to the Executive Choice Deferred Compensation Plan.
(2)	All Options referenced in 2004 were granted on February 3, 2005 as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2004. All options referenced in 2003 were granted on February 23, 2004 as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2003. All options referenced in 2002 were granted on March 5, 2003 as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2002.
(3)	Includes $66,307, $63,835 and $62,158 for in-house accounting services provided to Mr. Prentiss for the years 2004, 2003 and 2002, respectively, and $34,286 in 2004 for company-provided estate planning.
(4)	The numbers include our matching 401(k) plan contributions and insurance payments as follows:

Name and Principal Position	Year	401(k) Match	Insurance Premiums
Michael V. Prentiss Chairman of the Board	2004 2003 2002	$3,075 3,000 2,750	$3,564 3,135 1,548

Thomas F. August President and Chief Executive Officer	2004 2003 2002	$3,075 3,000 2,750	$2,537 2,176 773

Lawrence J. Krueger Executive Vice President and Managing Director, Midwest Region	2004 2003 2002	$2,615 3,000 2,750	$287 289 247

Daniel K. Cushing Senior Vice President and Managing Director, Northern California Region	2004 2003 2002	$3,572 2,303 2,750	$162 161 150

Michael A. Ernst Executive Vice President and Chief Financial Officer	2004 2003 2002	$4,159 1,916 2,750	$168 161 156
(5)	Represents the value, as of the grant date of 35,000, 10,000, 11,000 and 9,500 common shares granted to Messrs. August, Krueger, Cushing and Ernst, respectively, as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2004.
(6)	Includes amounts forgiven in 2004 of $116,580, $90,671, $51,805 and $51,805 for Messrs. August, Krueger, Cushing and Ernst, respectively, pursuant to our Officer Loan Program as described in the “Certain Relationships and Related Transactions” section of this proxy statement.
(7)	Represents the value, as of the grant date of 28,000, 5,000, 7,500 and 9,000 common shares granted to Messrs. August, Krueger, Cushing and Ernst, respectively, as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2003.
(8)	Includes amounts forgiven in each of 2003 and 2002 of $150,000, $116,667, $66,667 and $66,667 for Messrs. August, Krueger, Cushing and Ernst, respectively, pursuant to our Officer Loan Program as described in the “Certain Relationships and Related Transactions” section of this proxy statement.

(9)	Represents the value, as of the grant date of 35,500, 10,000, 5,500 and 10,500 common shares granted to Messrs. August, Krueger, Cushing and Ernst, respectively, as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2002.
(10)	Includes miscellaneous incentive bonus of $33,333 paid for 2002 to Mr. Krueger.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding grants of options to our named executive officers during the 2004 fiscal year. During 2004 we granted options to our executive officers pursuant our 1996 Share Incentive Plan. No SARs were granted during 2004. For additional information on and certain terms of options, see also the section of this proxy statement entitled “Compensation Plans, Trustee Compensation and Employment Agreements – 1996 Share Incentive Plan.”

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value (2)
Michael V. Prentiss	0	0%	$34.80	N/A	$0
Thomas F. August	100,000	33.8	$34.80	2/3/2015	311,250
Lawrence J. Krueger	27,000	9.1	$34.80	2/3/2015	84,038
Daniel K. Cushing	30,000	10.1	$34.80	2/3/2015	93,375
Michael A. Ernst	27,000	9.1	$34.80	2/3/2015	84,038

(1)	Represents the percentage of options granted to all employees during 2004. Options to purchase a total of 296,000 common shares were granted during 2004.
(2)	The values in the “Grant Date Present Value” column were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: expected volatility of 21.11%, risk free interest rate of 3.76%, dividend yield of 6.44%, and expected life of the options of five years. The actual value of the options will depend on the future performance of our common shares, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Prior to our 2004 proxy statement, the “Options/SAR Grants in Last Fiscal Year” table included two columns which provided the hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. Such gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date and do not reflect our estimates or projections of future prices of our common shares. For option grants in 2004, if the assumed annual rate of stock price appreciation is 5%, the hypothetical gains on such grants for Messrs. Prentiss, August, Krueger, Cushing and Ernst would be $0, $2,188,553, $590,909, $656,566 and $590,909, respectively. For option grants in 2004, if the assumed annual rate of stock price appreciation is 10%, the hypothetical gains for Messrs. Prentiss, August, Krueger, Cushing and Ernst on such grants would be $0, $5,546,224, $1,497,480, $1,663,867 and $1,497,480, respectively. Such gains are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common shares, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option/SAR Exercises in Last Fiscal Year

The following table sets forth certain information regarding the exercise of stock options during the last completed year and the fiscal year-end value of unexercised options held by the named executive officers as of December 31, 2004. For additional information on and certain terms of options, see also the section of this proxy statement entitled “Compensation Plans, Trustee Compensation and Employment Agreements – 1996 Share Incentive Plan.” The below-named executive officers exercised options to purchase 175,398 common shares during 2004.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In- the-Money Options at Fiscal Year-End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael V. Prentiss	25,000	392,313	0	0	0	0
Thomas F. August	59,933	555,826	0	166,967	0	1,316,007
Lawrence J. Krueger	25,333	281,989	7,867	38,683	79,457	340,923
Michael A. Ernst	33,666	348,656	0	51,117	0	396,477
Daniel K. Cushing	31,466	368,315	201	40,333	2,030	293,263

(1)	Value for “in-the-money” options represents the positive spread between the respective exercise prices of outstanding options and the closing price of our common shares on the New York Stock Exchange of $38.20 per share on December 31, 2004.

COMPENSATION PLANS, TRUSTEE COMPENSATION AND EMPLOYMENT AGREEMENTS

Savings Plan

Along with our operating partnership Prentiss Properties Acquisition Partners, L.P., and designated subsidiaries, including Prentiss Properties Limited, Inc., we have adopted the Employee Savings Plan & Trust of our predecessor company, which originally adopted the Employee Savings Plan & Trust in 1987. Prior service with the predecessor company is credited in full as service with us or Prentiss Properties Acquisition Partners, L.P. and designated subsidiaries for all purposes under the Employee Savings Plan & Trust, including eligibility and vesting.

The Employee Savings Plan & Trust is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. Contributions made by employees or by us to the plan, and income earned on these contributions, are not taxable to employees until withdrawn from the plan. Our employees may enroll in the Employee Savings Plan & Trust on March 1, June 1, September 1, and December 1 after completing one year of employment with us and attaining age 21. Plan participants are immediately vested in their pre-tax contributions, matching and our discretionary contributions, and earnings thereon.

The Employee Savings Plan & Trust permits each plan participant to elect to defer up to 15% of base compensation, subject to the annual statutory limitation ($13,000 for 2004, $12,000 for 2003, $11,000 for 2002, $10,500 for 2001, $10,500 for 2000, $10,000 for 1999 and 1998 and $9,500 for 1997 and 1996) prescribed by Section 402(g) of the Internal Revenue Code, on a pre-tax basis. Along with Prentiss Properties Acquisition Partners, L.P., and designated subsidiaries, we will make matching contributions for our respective plan participants equal to 25% of amounts deferred up to 6% of the participant’s compensation.

For the years 2000 and 2001, we made an additional matching contribution in a total amount of $600,000 for both years combined to the Employee Savings Plan & Trust. This matching contribution was in addition to the match participating employees currently receive. The first portion of the additional match was $300,000 and was available to all employees who made contributions to their account during the calendar year 2000 and were employees as of December 31, 2000. The second additional match was $300,000 and was available to all employees who made contributions to their accounts during 2001 and were employees as of December 31, 2001. The second match was made in January 2002. We did not make an additional matching contribution for 2002, 2003 or 2004.

Share Purchase Plan

Under our Share Purchase Plan, and with respect only to year 2001, our employees were able to purchase our common shares directly from us at a 25% discount to the then-current market value at the date of purchase for the first $10,000 of an individual employee’s payroll deduction. Employees may make subsequent purchases, including purchases in all subsequent years, of our common shares at a 15% discount. An employee’s purchases, on an annual basis, under the Share Purchase Plan will be limited to the lesser of 20% of the employee’s base salary or $25,000. The maximum number of our common shares that may be purchased under the Share Purchase Plan is 500,000. Employees who participate in the plan will recognize income, and we will be allowed a business expense deduction, equal to the discount at the time of a purchase. As of March 18, 2005, a total of 318,434 of our common shares have been issued under the Share Purchase Plan with approximately 130 individuals participating in 2004.

On October 23, 2002, our board of trustees adopted an amendment to the Share Purchase Plan which prohibits the adjustment of the price per share of shares purchased on the exercise of an option without the consent of our shareholders.

Key Employee Share Option Plan

We have adopted a Key Employee Share Option Plan. Pursuant to the Key Employee Share Option Plan, our officers and other selected employees who earn bonuses may have the option of deferring the payment of such bonuses. When an election to defer is made and accepted by the Compensation Committee, the participant may elect to have such deferred compensation deemed to be invested in various mutual funds or Company shares. The Company then will issue an option to purchase the shares of such funds at a future date. If the Company then purchases the mutual fund shares to later satisfy the option exercise, the mutual fund shares will be deposited in a trust that is subject to the claims of the Company’s creditors upon the Company’s bankruptcy or insolvency. If a participant elects to purchase our common shares with the deferred bonus compensation, we will purchase our common shares on the open market and place them in the trust discussed above for the benefit of such participant. An option may be exercised, and the trust may deliver our common shares or other property held for the benefit of a participant beginning six months from the date they were placed in the trust. Options generally remain exercisable until one month after the date of voluntary employment termination by the employee, the date of termination by us for cause, one year after the date of termination from employment for any other reason, and the fifteenth anniversary of the date of grant of the option. The purpose of the Key Employee Share Option Plan is to provide a vehicle for the payment of compensation otherwise payable to the participants, in a form that will provide incentives and rewards for meritorious performance and encourage the participants’ continuance as employees. The Compensation Committee administers the Key Employee Share Option Plan.

Trustees’ Share Incentive Plan

Shareholders approved our Amended and Restated Trustees’ Share Incentive Plan at our 2002 Annual Shareholders’ Meeting. The Amended and Restated Trustees’ Share Incentive Plan increased by 300,000 shares the aggregate number of our common shares that could be issued under the prior Trustees’ Share Incentive Plan, extended the duration of the Trustees’ Share Incentive Plan by 10 years, and gave the board of trustees broader authority in terms of the types, amounts and dates of share grants that they may authorize than they were given under the prior Trustees’ Share Incentive Plan. On October 23, 2002, our board of trustees adopted an amendment to the Amended and Restated Trustees’ Share Incentive Plan which prohibits the adjustment of the price per share of shares purchased on the exercise of an option without the consent of our shareholders. Further, our board and shareholders approved a second amendment to the Amended and Restated Trustees’ Share Incentive Plan at our 2004 Annual Shareholders Meeting that increased the number of our common shares that may be issued under the plan by 50,000 shares.

Pursuant to our Amended and Restated Trustees’ Share Incentive Plan, we may issue options, restricted stock and other share-based awards each subject to such terms and conditions as the Compensation Committee determines. Our Amended and Restated Trustees’ Share Incentive Plan allows us to grant nonqualified options to purchase our common shares to our independent trustees. Pursuant to the plan, each independent trustee receives quarterly grants of our common shares having a fair market value of approximately $6,250 on the date of issuance. Each independent trustee automatically receives an option for 10,000 common shares on the date of the first board of trustees meeting following the annual meeting of shareholders at which the independent trustee is first elected to the board of trustees. However, an independent trustee who is first elected or appointed to the board of trustees other than at an annual meeting of shareholders will receive an option for 10,000 of our common shares on the date of such election or appointment. Independent trustees are granted options to purchase 7,500 common shares annually on July 1.

The exercise price of options granted under the Amended and Restated Trustees’ Share Incentive Plan is the fair market value of our common shares on the date of grant. Options granted under the Amended and Restated Trustees’ Share Incentive Plan upon election or appointment of an independent trustee become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that the trustee is a member of the board of trustees on such anniversary date. Annual options granted to an independent trustee are fully vested and exercisable when granted. The maximum number of our common shares that we may issue under the current plan is 550,000.

As of March 18, 2005, five of our trustees were eligible to receive options under the Amended and Restated Trustees’ Share Incentive Plan. As of March 18, 2005, 287,500 options had been granted under the Amended and Restated Trustees’ Share Incentive Plan, 190,000 of which had been exercised, none of which had been forfeited and 97,500 of which remained outstanding as of such date. A total of 229,110 of our common shares remain available for grant as of March 18, 2005. To see a table setting forth information regarding grants of options to our executive officers during the 2004 fiscal year, see “Executive Compensation – Option Grants in Last Fiscal Year.” We did not grant SARs under the Amended and Restated Trustees’ Share Incentive Plan in 2004.

Effective January 1, 2002, the board of trustees approved an award of up to 10,000 shares to each independent trustee, to increase each independent trustee’s compensation and to reward each trustee for five years of service on our board of trustees. Each award will vest subject to our performance at the end of fiscal 2006. The exact amount of each award will depend on the total return to our shareholders over the five year award period, with the full 10,000 shares being awarded to each trustee if the total annual return to our shareholders over the five-year period has been greater than 14%. No shares will be awarded if the total annual return to our shareholders over the five-year period is less than 8%.

1996 Share Incentive Plan

Prior to our initial public offering, the board of trustees adopted, and our then sole shareholder approved, the 1996 Share Incentive Plan for the purpose of attracting and retaining executive officers, trustees and employees. The Compensation Committee of the board of trustees administers the 1996 Share Incentive Plan. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act.

Our officers and employees generally will be eligible to participate in the 1996 Share Incentive Plan. The Compensation Committee selects the individuals who will participate in the 1996 Share Incentive Plan. The Compensation Committee may not grant to a participant in the 1996 Share Incentive Plan, in any calendar year, options to purchase more than 390,000 of our common shares or SARs that cover more than 390,000 common shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No participant in the 1996 Share Incentive Plan may be issued, in any calendar year, more than 50,000 common shares pursuant to an award of Restricted Shares (defined below) or Performance Shares (defined below).

The 1996 Share Incentive Plan currently authorizes the issuance of up to 6,500,000 common shares. The 1996 Share Incentive Plan provides for the grant of (i) share options not intended to qualify as incentive share options under Section 422 of the Internal Revenue Code, (ii) Performance Shares, (iii) SARs, issued alone or in tandem with options, (iv) Restricted Shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) incentive awards. The Compensation Committee prescribes the conditions that must occur for Restricted Shares to vest or for Performance Shares to vest and incentive awards to be earned.

We believe that our incentive award program further aligns the interests of our executives with those of our shareholders since share-related compensation is directly tied to shareholder value. Stock options awarded under this aspect of the 1996 Share Incentive Plan vest 33.3% per annum beginning one year following the anniversary of the award grant while Restricted Shares cliff vest 100% three years following the anniversary of the date of grant.

In connection with the grant of options under the 1996 Share Incentive Plan, the Compensation Committee will determine the option exercise period and any vesting requirements. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A plan participant will have no rights as a shareholder with respect to our common shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a plan participant’s termination of employment, the plan participant will forfeit the option unless the Compensation Committee exercises its discretion to accelerate vesting for the plan participant. If a plan participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any common shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Share Incentive Plan. The exercise price of options granted under the 1996 Share Incentive Plan may not be less than the fair market value of our common shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Share Incentive Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging common shares having a fair market value equal to the option exercise price.

As of March 18, 2005 all trustees on our board of trustees and approximately 450 of our employees were eligible to receive options under the 1996 Share Incentive Plan. As of March 18, 2005, we had granted 5,040,962 options under the 1996 Share Incentive Plan, 3,681,130 of which had been exercised, 522,581 of which had been forfeited and 837,251 of which remained outstanding as of such date. A total of 1,368,869 common shares remain available for grant as of March 18, 2005. To see a table setting forth information regarding grants of options to our executive officers during the 2004 fiscal year, see “Executive Compensation-Option Grants in Last Fiscal Year.” We did not grant SARs under the 1996 Share Incentive Plan in 2003 or 2004.

We may not grant options, SARs, Restricted Shares, incentive award or performance shares under the 1996 Share Incentive Plan after December 31, 2006. The board of trustees may amend or terminate the 1996 Share Incentive Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Share Incentive Plan (other than adjustments provided in the 1996 Share Incentive Plan); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Share Incentive Plan. In addition, amendments to the plan that are material as provided under the listing standards of the New York Stock Exchange require shareholder approval. No amendment will affect a participant’s outstanding award without the participant’s consent.

Our Compensation Committee and our board of trustees have approved the 2005 Share Incentive Plan which, if approved by our shareholders at our annual meeting of shareholders, will replace in its entirety the 1996 Share Incentive Plan. A summary of the terms of the 2005 Share Incentive Plan is provided in the section of this proxy statement entitled “Proposal Three: Approval of the 2005 Share Incentive Plan.” The full text of the plan is attached hereto as Appendix A.

Trustee Compensation

Currently, each of our trustees who is also one of our executive officers or employees receives no compensation as such for service as members of either the board of trustees or committees thereof. Independent trustees receive a fee of $1,250 plus expenses for attendance in person at each committee meeting or meeting of the board of trustees and $750 for each telephonic committee meeting or meeting of the board of trustees. We pay the fee for attending committee meetings only when a committee meeting is not held on the same day as a meeting of the board of trustees. The Audit Committee Chair receives $7,500 annually and each other member of the Audit Committee and the Compensation Committee Chair receives $3,000 annually. The independent trustees receive a fee of $30,000 per year with $1,250 payable quarterly in cash and $6,250 payable quarterly in common shares and annually options to purchase 7,500 common shares which vest immediately. Independent trustees are also eligible to receive our common shares, options to purchase our common shares and other forms of equity compensation pursuant to the Amended and Restated Trustees’ Share Incentive Plan as discussed above in the section entitled “Compensation Plans, Trustee Compensation and Employment Agreements – Trustees’ Share Incentive Plan.”

Deferred Compensation Plans

As of February 12, 2003, we adopted deferred compensation plans for our executive officers and independent trustees. The Executive Choice Share Deferral Plan for our executives allows our executive officers to elect to defer the receipt of shares issued upon the exercise of options pursuant to our 1996 Share Incentive Plan. In addition, the Executive Choice Share Deferral Plan allows our officers to defer receipt of restricted securities issued pursuant to our 1996 Share Incentive Plan and to defer receipt of our common shares received pursuant to our Key Employee Share Option Plan and Share Purchase Plan. The Executive Choice Deferred Compensation Plan provides a means for our executives to defer receipt of salary and bonus and property received under the Key Employee Share Option Plan, other than our common shares.

We also adopted two deferred compensation plans for our trustees, similar to those adopted for our executives. Under the Executive Choice Share Deferral Plan for Trustees, the independent members of our board of trustees may defer receipt of shares issued upon the exercise of options received under the Amended and Restated Trustees’ Share Incentive Plan. Under the Executive Choice Deferred Compensation Plan for Trustees, our independent trustees may defer other compensation received pursuant to service on our board of trustees.

For each of the deferred compensation plans described above, the executive’s or the trustee’s receipt of shares and other compensation is deferred by placing such shares or other compensation in an account, which is treated as an unfunded deferred compensation obligation of the Company, and the employee or trustee does not receive the shares or other compensation until he elects to receive the shares or other compensation at a future date. Each of the plans described above is intended solely as a means of deferring gain that would otherwise be realized by our officers and trustees and is not intended to amend any other plan or program.

On October 22, 2004, the American Jobs Creation Act was enacted. Among other things, the American Jobs Creation Act added a new section 409A to the Internal Revenue Code that will make significant changes to most deferred compensation plans. These changes include additional restrictions on when a deferral election may be made or a prior election postponed and restrictions on events that permit distribution of benefits. Section 409A imposes additional taxes and interest on deferrals that do not comply with the new law. Section 409A is in addition to other laws applicable to nonqualified deferred compensation, including those pertaining to the constructive receipt of income and limitations on transfers of property in connection with the performance of services.

Section 409A is effective for deferrals made after December 31, 2004 but may also apply to amounts deferred prior to that date that are not vested by December 31, 2004 or that are materially modified after October 3, 2004. Under guidance issued by the Internal Revenue Service in December, 2004, plans that are subject to Section 409A must be amended by December 31, 2005 to comply with the new law. Generally, elections made prior to December 31, 2004 may be modified by March 15, 2005 to comply with the new law.

We are reviewing the impact of Section 409A on our deferred compensation arrangements. We anticipate making amendments to those arrangements by December 31, 2005 to comply with the new law.

Employment Agreements

We entered into employment agreements with Messrs. Prentiss and August on October 22, 1996. Mr. Prentiss’ agreement was amended and restated effective January 1, 2004 and has an initial employment term of five years. Mr. Prentiss’ agreement is renewable upon mutual agreement of both parties. Mr. August’s agreement was amended and restated effective May 10, 2000 and has an initial employment term of three years. Mr. August’s agreement will automatically be renewed for successive one-year periods unless otherwise terminated pursuant to the agreement. Messrs. Prentiss’ and August’s agreements provide for 2005 base annual compensation of $550,000 for Mr. Prentiss and $625,000 for Mr. August. Incentive compensation for Messrs. Prentiss and August is to be determined by the Compensation Committee. Mr. Prentiss’ employment agreement provides for an annual $50,000 increase in base salary through 2006 and thereafter shall be subject to determination by the Compensation Committee. Mr. August’s agreement provides that the Compensation Committee may approve increases in his base salary. Each of the employment agreements provides for certain severance payments in the event of a change in control of Prentiss Properties Trust, disability or termination by us without cause or by the employee with cause. We employ no other individuals pursuant to an employment agreement.

The terms of Messrs. Prentiss’ and August’s employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to our affairs. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment plus the period beginning on the date of the termination of employment with us and ending on the second anniversary of such date, in any activity anywhere in the U.S. in which we compete.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2004, with respect to all compensation plans previously approved by our security holders, as well as compensation plans not previously approved by our security holders.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Far Left Column)
Equity compensation plans approved by security holders	647,251		$30.11		2,186,610	(2)
Equity compensation plans not approved by security holders	80,952	(1)		(1)		(1)
Total	728,203		$30.11		2,186,610

(1)	Pursuant to our Key Employee Share Option Plan, officers and other selected key employees of our operating partnership or Prentiss Properties Resources, Inc. and its subsidiaries who earn bonuses have the option of deferring the payment of such bonuses. Such deferred compensation may be used to purchase various mutual funds and/or our common shares. Pursuant to the participant’s election, we purchase shares on the open market and place them in a trust for the benefit of such participant. The trust may deliver to the participant shares or the fair market value of such shares beginning six months from the date they were placed in the trust. The purpose of the deferred compensation plan is to provide a vehicle for the payment of compensation otherwise payable to the participants, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients’ continuance as our employees. During the 2000 plan year we provided a discount of 15% on the purchase price of our common shares purchased by participants in the plan. For the plan years thereafter, we did not provide for a discount on our common shares. As of December 31, 2004, the investments included 80,952 of our common shares purchased in the open market.
(2)	Includes 181,566 shares available for issuance under the Share Purchase Plan.

PROPOSAL THREE: APPROVAL OF THE 2005 SHARE INCENTIVE PLAN

Proposal

General. In connection with the October 15, 2006 expiration of the Company’s 1996 Share Incentive Plan, adopted by the board of trustees and approved by our sole shareholder on October 15, 1996 (the “1996 Plan”), the board of trustees adopted at its March 10, 2005 meeting, subject to shareholder approval, the Prentiss Properties Trust 2005 Share Incentive Plan (the “Plan”) (a copy of which is attached hereto as Appendix A). The purpose of the Plan is to assist us in recruiting and retaining the services of key employees who will contribute to our long range success and to associate their interests with ours by providing incentives which are linked directly to increases in share value which will inure to the benefit of all of our shareholders. The Plan will become effective only if approved by the requisite majority of our shareholders at our Annual Meeting.

As of the date of shareholder approval of the Plan, we will terminate the 1996 Plan and the Plan will take immediate effect. The termination of the 1996 Plan will not adversely affect the rights of any 1996 Plan participant under any outstanding award of options or shares under the 1996 Plan. In the event that the Plan is not approved by our shareholders, the 1996 Plan will remain in full force and effect and the Company will continue to issue Shares (defined below) under the 1996 Plan. If our shareholders do not approve the adoption of the Plan, our Compensation Committee and board of trustees will re-evaluate the terms of the Plan and will likely prepare and approve a new plan to replace the 1996 Plan and will submit such plan to our shareholders for adoption at our 2006 Annual Meeting of shareholders.

The board of trustees believes that stock options and other stock-based awards play an important role in our success and that this role must continue if we are to continue to attract, motivate and retain the caliber of officers and employees necessary for our future growth and success. No additional options or stock-based grants will be available for issuance under the 1996 Plan after October 15, 2006. As such, to ensure that we adopt a plan that is in our best interests and which is approved by our shareholders well in advance of the October 15, 2006 date, our board of trustees believes that it is prudent to approve and give our shareholders the opportunity to approve and adopt the new Plan well in advance of the termination date of the 1996 Plan.

Summary of the Terms of the Plan

The following is a summary of the principal material terms of the Plan, and is qualified, in its entirety, by the specific language of the Plan. Please refer to Appendix A for the full terms of the Plan.

Effective Date of the Plan. The Plan shall become effective as of the date the plan is approved by our shareholders (the “Effective Date”).

Termination or Suspension of the Plan. The Plan shall terminate automatically on May 11, 2015 but no later than the day before the tenth anniversary of the Effective Date. No award under the Plan (“Award”) shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The board of trustees may suspend or terminate the Plan at any earlier date pursuant to the terms of the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Eligible Award Recipients. Persons eligible to receive Awards under the Plan are our employees that the Administrator (defined below), in its sole discretion, determines have contributed significantly or can be expected to contribute significantly to our profits or growth. A member of the board of trustees of the Company who is one of our employees may be selected to participate in this Plan. Mere service as a trustee on our board of trustees or payment of a trustee’s fee by us shall not be sufficient to constitute “employment” by us. Employees who are selected by the Administrator shall be eligible for Awards under the Plan, subject to the limitations set forth in the Plan.

Because future Awards under the Plan will be granted at the discretion of the Administrator, the type, number, recipients and other terms of such Awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual, long-term and Share-based compensation under other plans and Share options under such other plans is presented above in this proxy statement.

Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of our common shares of beneficial interest, par value $0.01 per share (the “Shares”) through the granting of one or more of the following Awards: (a) Nonstatutory Share options, (b) Restricted Share Awards, (c) Unrestricted Share Awards, (d) Performance Share Awards, (e) share appreciation rights, (f) Incentive Awards and (g) Share-Based Awards.

Shares Subject to the Plan. The Shares that may be issued pursuant to Awards consist of the our authorized but unissued Shares, or reacquired Shares, bought on the market, pursuant to any right of repurchase or other forfeiture provision, or otherwise. The maximum aggregate amount of such Shares which may be issued upon exercise of all Awards under the Plan shall not exceed 2,206,120 Shares, less the number of Shares subject to outstanding options granted to employees under the 1996 Plan and outstanding on the Effective Date (the number of Shares subject to outstanding options under the 1996 Plan as of March 18, 2005 was 837,251). If prior to the termination of the Plan, a prior outstanding option expires, is forfeited, cancelled or terminated for any reason without having been exercised in full, the Shares subject to such expired, forfeited, cancelled or terminated prior outstanding option will become available for purposes of this Plan. The number of Shares which may be issued upon the exercise of Awards under the Plan will be increased by the number of Shares underlying such expired, forfeited or terminated prior outstanding options. However, the maximum number of Shares reserved for the grant of options available under the Plan may not exceed 2,206,120 Shares. In addition to the Shares described above, the Plan may grant share based Awards that include Units of Class G limited partnership interests in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its business. The Class G Units (“Units”) are intended to qualify as partnership “profits interests” within the meaning of Revenue Procedure 93-27 with respect to Plan participants who render services to Prentiss Properties Acquisition Partners, L.P. One Unit shall be deemed to be one Share for purposes of determining the number of Units available for issuance under the Plan. Pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), no employee may be granted options or share appreciation rights covering more than 390,000 Shares and/or Units during any calendar year. In the event of a merger, consolidation, reorganization, reincorporation, Share dividend, Share split, liquidating event, combination or exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, appropriate adjustments will be made to the Shares and Units subject to the Plan and any outstanding Awards.

Awards for fractional Shares may not be issued under the terms of the Plan. If any Award under the Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the Shares withheld from issuance under such Award will become available for future issuance under the Plan. If Shares issued under the Plan are reacquired by the Company pursuant to the terms of a right of repurchase or any forfeiture provision, such Shares will become available for issuance under the Plan.

Administration. The Plan will be administered by the Compensation Committee of the board of trustees (the “Administrator”). All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the participants.

Share options. Under the Plan, the Administrator may grant nonstatutory Share options to any of our employees. The exercise price of each nonstatutory Share option shall be not less than 100% of the fair market value of the Shares subject to the option on the day preceding the date the option is granted, unless such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Options granted under the Plan will generally terminate on the tenth anniversary of the date of grant. The vesting provisions of individual options may vary. Options may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. Individual options may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. No option may be exercised for a fraction of a Share. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any option agreement upon the occurrence of a change in control (as defined in the Plan) of the Company.

The Plan specifies additional restrictions applicable to options which have an exercise price that is less than fair market value at the date of grant or are modified at a time when the exercise price is less than fair market value at the date of modification and are thus determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. We will not modify the terms of any outstanding option without first obtaining shareholder approval. All options granted under the Plan with a per share exercise price equal to the fair market value of a Share on the date of grant shall generally be deemed to have been intended to be “qualified performance-based compensation” for purposes of section 162(m) of the Code. In addition, an option may also qualify as “performance-based” if vesting is subject to the attainment of any of the performance goals set forth in the Plan. The purchase price of Shares acquired pursuant to the exercise of an option may be paid either in cash or by certified bank check at the time the option is exercised, or in the discretion of the Administrator, with other Shares, duly endorsed for transfer to the Company, held by the participant for at least six months prior to the exercise (a “share for share exchange”), or through a “cashless exercise” procedure that is acceptable to the Administrator in its full discretion, to the extent such procedure does not violate applicable law, or, subject to applicable law, in any other form of legal consideration that may be acceptable to the Administrator in its discretion. However, a transaction that involves or may involve a direct or indirect arrangement or extension or of credit by the Company to any employee that would violate Section 402(a) of the Sarbanes-Oxley Act is prohibited with respect to any Award.

Restricted Share Awards. Under the Plan, the Administrator may from time to time, in its sole discretion, Award (or sell at a purchase price determined by the Administrator) Restricted Share Awards to employees that the Administrator deems to be eligible to receive such awards. A Restricted Share Award entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends, unless otherwise terminated by the Administrator, but is not transferable and is subject to a substantial risk of forfeiture during a restricted period defined in the Award. Before the end of the restricted period or the lapse of other restrictions established by the Administrator, Shares received as Restricted Share Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. Upon the expiration or termination of the restricted period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Share Award shall lapse and a Share certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the participant or the participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the fair market value of such fractional Share in cash to the participant or the participant’s beneficiary or estate, as the case may be. The Share certificate shall be issued and delivered or the participant shall be entitled to the beneficial ownership rights of such Shares not later than (i) the date that is 2-1/2 months after the end of the participant’s taxable year for which the restricted period ends and in which the participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the restricted period ends and in which the participant has a legally binding right to such amounts, whichever is later.

The purchase price of Restricted Share Awards shall be determined by the Administrator, and may be stated as cash, property, or a contract for future services or prior services. The consideration for Shares acquired pursuant to the Restricted Share Award Agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion. Shares acquired under the Restricted Share Award Agreement may, but need not, be subject to a restricted period that specifies a right of repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior or future services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Share Award Agreement in the event a change in control occurs.

Unrestricted Share Awards. Under the Plan, the Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) an unrestricted Award to any participant, pursuant to which such individual may receive Shares free of any vesting and transfer restrictions (“Unrestricted Shares”). The consideration for Shares acquired pursuant to the Unrestricted Share Award Agreement shall be paid in past services or other valid consideration, or in lieu of any cash compensation due to such individual. The Share certificate for Unrestricted Shares shall be issued and delivered and the participant shall be entitled to the beneficial ownership rights of such Shares not later than (i) the date that is 2-1/2 months after the end of the participant’s taxable year for which services rendered as consideration were provided and in which the participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which services rendered as consideration were provided and in which the participant has a legally binding right to such amounts, whichever is later.

Performance Share Awards. Under the Plan, the Administrator may, in its sole discretion, grant Performance Share Awards, entitling the recipient to acquire actual Shares or hypothetical Share units having a value equal to the fair market value of an identical number of Shares upon the attainment of specified performance goals. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the participant under the Plan and not with respect to Shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a Share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator). The Administrator may also provide for an acceleration of vesting in the terms of any Performance Share Award in the event a change in control occurs. Except as may otherwise be provided by the Administrator at any time, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or business relationship) with us for any reason.

The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Shares. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Share Award Shares that will be granted or will vest if the performance goal is attained. Performance goals may be based on one or more business criteria that apply to a participant, a business unit or division or the Company. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code.

Share Appreciation Rights. Under the Plan, the Administrator may grant share appreciation rights, either alone (“Free Standing Rights”) or, provided that certain requirements set out in the Plan are satisfied (as described below), in tandem with all or part of any option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Share option, Related Rights may be granted either at or after the time of the grant of such Share option. A Share Appreciation Right may only be granted: (i) if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code, or (ii) if it satisfies the various additional conditions imposed upon Awards which qualify as “non-qualified deferred compensation” under Section 409A of the Code, as provided for by the Plan.

Upon the exercise of a Share Appreciation Right, the holder thereof shall be entitled to receive from the Company an amount equal to the product of: (i) the excess of the fair market value, on the date of such written request, of one Share over the SAR exercise price per share specified in such Share Appreciation Right or its related option, multiplied by (ii) the number of Shares for which such Share Appreciation Right shall be exercised. Generally, payment with respect to the exercise of a Share Appreciation Right shall be made on the date of exercise and made in Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at fair market value on the date of exercise. However, payment with respect to the exercise of a Share Appreciation Right that is determined to constitute “non-qualified deferred compensation” under Section 409A of the Code shall be paid in accordance with the fixed distribution timing provisions of the Plan relating to additional conditions upon Awards under Section 409A of the Code. Payment may be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator. An optionholder may elect to receive cash in full or partial settlement of a Share Appreciation Right or exercise a Share Appreciation Right for cash by making a written request filed with our corporate secretary during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of such a written request, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. Disapproval by the Administrator of such a request, in whole or in part, shall not affect such optionholder’s right to exercise such Share Appreciation Right at a later date, to the extent that such Share Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator.

The exercise price of a Free Standing Share Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the fair market value of one Share on the date of grant of such Share Appreciation Right. A Related Share Appreciation Right granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that a Share Appreciation Right, by its terms, shall be exercisable only when the fair market value per share of a common share subject to the Share Appreciation Right and related option exceeds the exercise price per share thereof.

Incentive Awards. Under the Plan, the Administrator may, in its sole discretion, grant Incentive Awards, entitling the recipient to receive a cash payment from us, according to the terms specified by the Administrator in the Award agreement. A participant receiving an Incentive Award shall not have any rights as a shareholder of the Company on account of such Award. At the time an Incentive Award is granted, the Administrator shall specify the terms and conditions which govern the Award. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code.

Share-Based Awards. Under the Plan, the Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) a Share-Based Award to any participant, pursuant to which such individual may receive an Award that is valued in whole or in part by reference to or is otherwise calculated by reference to or based on Shares, including without limitation, Units of limited partnership interest in Prentiss Properties Acquisition Partners, L.P., or membership interests in an affiliate of the Company, which (i) are valued by reference to book value, fair value or performance parameters relative to us or any of our affiliates or group of affiliates, (ii) may be convertible, exchangeable or redeemable, and/or (iii) constitute any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by one of our affiliates that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93 27 with respect to a participant who is rendering services to the issuing affiliate.

Capitalization Adjustments. If any change is made in the Shares or Units subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, Share dividend, dividend in property other than cash, Share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of Shares, Units or class of Shares or Units which may be purchased pursuant to Awards granted hereunder; (ii) the number and/or class of Shares or Units covered by outstanding options and Awards; (iii) the maximum number of Shares or Units with respect to which options or share appreciation rights may be granted to any single participant during any calendar year; and (iv) the exercise price of any Share option or share based Award in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or Units or change in the fair market value of such Shares resulting from such transaction; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to such event.

Change in Control and Other Corporate Transactions. In the event of a change in control (as defined in the Plan), dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the surviving entity; or a reverse merger in which the Company is the surviving entity, but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, a “Corporate Transaction”), then, the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding Awards by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of Awards with substantially the same terms (including an Award to acquire the same consideration paid to the shareholders in the Corporate Transaction) for such outstanding grants and, if appropriate, subject to the capitalization adjustment provisions of the Plan; (iv) the cancellation of such outstanding Awards in consideration for a payment equal in value to the fair market value of vested Awards, or in the case of an option, the difference between the fair market value and the exercise price for all Shares subject to exercise (i.e., to the extent vested) under any outstanding option; or (v) the cancellation of such outstanding Awards without payment of any consideration. Any such payment may be paid in cash or such other consideration payable to the holders of outstanding Shares of the Company in connection with such Corporate Transaction. If vested Awards would be canceled without consideration, the participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such Corporate Transaction or ten days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award agreement. In addition, the Administrator, in its discretion, may provide for acceleration of unvested Awards in connection with any of the alternatives described above.

Amendment of the Plan and Awards. At any time, and from time to time, the board of trustees may amend or terminate the Plan. However, except in the case of capital adjustments upon changes in Shares, no amendment may be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange or New York Stock Exchange listing requirements. At the time of such amendment, the board of trustees shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval. Rights under any Award granted before amendment of the Plan may not be impaired by any amendment of the Plan unless the participant consents in writing to such amendment. However, a cancellation of an Award where the participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested options, the difference between the fair market value and the exercise price, shall not be an impairment of the participant’s rights that requires consent of the participant.

The Administrator at any time, and from time to time, may amend the terms of any one or more Awards if it obtains prior shareholder approval; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing. For the avoidance of doubt, the cancellation of an Award where the participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested options, the difference between the fair market value of the Shares underlying the option and the aggregate exercise price, shall not be an impairment of the participant’s rights that requires consent of the participant.

Additional Conditions Applicable to Nonqualified Deferred Compensation. In the event any Award under the Plan is considered nonqualified deferred compensation, the Plan imposes additional conditions relating to the timing of payment, exercise and distribution of Awards (e.g., requiring a fixed payment date or schedule); the term of Awards; and restrictions on the ability to accelerate the timing of the payment, exercise and distribution of Awards that are considered nonqualified deferred compensation. Generally, Awards will be considered nonqualified deferred compensation subject to the additional conditions if they are payable more than (i) the date that is 2-1/2 months after the end of the participant’s taxable year for which the participant has a legally binding right to such amounts that is not subject to a substantial risk of forfeiture; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the participant has a legally binding right to such amounts that is not subject to a substantial risk of forfeiture, whichever is later. Options will be considered nonqualified deferred compensation subject to the additional conditions, if the exercise price is less than fair market value at the date of grant, or options are modified at a time when the exercise price is less than fair market value at the date of modification.

Federal Income Tax Consequences

The following general discussion of federal income tax consequences is based upon current statutes, regulations, and interpretations. It does not purport to be complete discussion of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any participant receiving a grant under the Plan should consult with his or her own tax adviser. Reference should be made to the applicable provisions of the Code.

Share options. Under existing federal income tax provisions, a participant who receives a nonstatutory Share option will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes upon the grant of an option. Generally, upon exercise of a nonstatutory Share option, the excess of the fair market value of Shares on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. Subject to any deduction limitation under Section 162(m) of the Code (which is discussed below), the Company will be entitled to a federal income tax deduction in the same amount and at the same time as (1) the optionee recognizes ordinary income, or (2) if the Company complies with applicable income reporting requirements, the optionee should have reported the income. The tax basis for the Shares acquired is the option exercise price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a Share option in an amount equal to the difference between the amount realized and the tax basis of such Shares. An optionee’s subsequent disposition of Shares acquired upon the exercise of a Share option will ordinarily result in capital gain or loss.

If an option is exercised through the use of Shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. The receipt of vested Shares in excess of the number of previously owned Shares used upon exercise will be taxable as ordinary income to the optionee and the Company will be entitled to a corresponding deduction. To the extent an optionee pays all or part of the option exercise price of a Share option by tendering Shares owned by the optionee, the tax consequences described above apply except that the number of Shares received upon such exercise which is equal to the number of Shares surrendered in payment of the option price will have the same tax basis and holding periods as the Shares surrendered. The additional Shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income.

Generally, the Shares received on exercise of an option under the Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-statutory Share option. Special rules may apply to treat Shares acquired by an optionee who is subject to restrictions under Section 16 of the Securities Exchange Act of 1934, as amended, as subject to a substantial risk of forfeiture. However, options under the Plan generally will satisfy the exemption requirements of SEC Rule 16b-3 and Shares acquired upon exercise will not be considered subject to a substantial risk of forfeiture.

Restricted Share Awards. Shares granted under the Plan may, in the determination of the Administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of Shares granted under the Plan depend on whether the Shares are subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, Shares granted under the Plan which are subject to our right to repurchase the Shares at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If Shares are not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the Shares in the year in which the Shares are granted less the amount paid for the Shares. If the Shares are subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the Shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the Shares. Upon disposition of the Shares, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the Shares plus any amount recognized as ordinary income upon grant or vesting of the Shares. The gain or loss will be long or short-term depending on how long the recipient held the Shares.

A recipient of Shares subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the Restricted Shares, rather than waiting until the “substantial risk of forfeiture” lapses. If the recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the Shares the difference, if any, between the fair market value of the Shares on the purchase date and the purchase price paid. If the recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Share-Based Awards. Share Based Awards in the form of Units are intended to constitute partnership “profits interests” within the meaning of Rev. Proc. 93-27. A profits interest is a partnership interest other than a capital interest. Under Rev. Proc. 93-27, the receipt of a partnership profits interest for services is not a taxable event if a person receives a profits interest for the provision of services to or for the benefit of a partnership in a partner capacity or in anticipation of being a partner. The Internal

Revenue Service will not treat the receipt of such an interest as a taxable event for the partner or the partnership. The treatment under the Revenue Procedure does not apply, however, if (1) the profits interest relates to a substantially certain and predictable stream of income from partnership assets, such as income from high-quality debt securities or a high-quality net lease; (2) the partner disposes of the profits interest within two years of its receipt; or (3) the profits interest is a limited partnership interest in a publicly traded partnership under section 7704 of the Code. A partner holding a profits interest will be taxable on their pro-rata share of partnership profits and losses according to the terms of the partnership agreement and the nature of that income as ordinary or capital will reflect the characterization of such income or loss to the partnership. A person who receives a partnership profits interest will be treated as a self-employed individual for employment tax and benefits taxation purposes.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by Company on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” the material terms of which are disclosed to and approved by the shareholders. The Company has structured and intends to implement and administer the Plan so that compensation resulting from Share option exercises, including options vesting in accordance with certain specified performance goals can qualify as “performance-based compensation.” The Administrator, however, has the discretion to grant Awards with terms that will result in the Awards not constituting performance-based compensation. To allow the Company to qualify Awards as “performance-based compensation,” the Company will seek to obtain shareholder approval of the Plan.

Section 280G. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other Awards in connection with a change of control might be deemed an “excess parachute payment” for the purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

Section 409A. Effective January 1, 2005, Section 409A of the Code imposes new requirements on nonqualified deferred compensation, including restrictions on (1) the timing of elections to defer; (2) the timing of distributions; and (3) restrictions on the ability of the employer or the participant to accelerate the timing of distributions. Nonqualified deferred compensation arrangements that do not satisfy these requirements are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20 percent of the compensation required to be included in gross income. Subject to certain exceptions, the grant of a Share option, Share Appreciation Right or other equity-based compensation may provide for a deferral of compensation subject to Section 409A. The new rules apply to nonqualified deferred compensation Awards granted on or after January 1, 2005 and will apply to nonqualified deferred compensation Awards granted prior to 2005 that are not vested by December 31, 2004 and may apply to vested Awards that are modified after such date.

A nonstatutory Share option does not provide for a deferral of compensation if: (1) the exercise price may never be less than the fair market value of the underlying Shares on the date the option is granted, (2) the receipt, transfer or exercise of the option is subject to taxation under Section 83 of the Code, and (3) the option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option. If under the terms of the option, the amount required to purchase the Share is or could become less than the fair market value of the Shares on the date of grant, the grant of the Share option may provide for the deferral of compensation subject to Section 409A. To the extent an arrangement grants the recipient a right other than to purchase Shares at a defined price and such additional rights allow for the deferral of compensation (for example, tandem arrangements involving options and share appreciation rights), the entire arrangement provides for the deferral of compensation.

An Award provides for the deferral of compensation only if the participant has a legally binding right during a taxable year to compensation that is not subject to a substantial risk of forfeiture, and that, pursuant to the terms of the plan, is payable to (or on behalf of) the participant in a later year (more than 2-1/2 months after the end of the year in which the participant has a legal right to such vested compensation). Section 409A provides certain transition rules and exceptions. Guidance under Section 409A also permits plans and Awards to be amended during 2005 to comply with the new requirements. The Company has included certain provisions in the Plan and the form of option agreement that are intended to comply with the requirements of Section 409A in the event an option is determined to constitute nonqualified deferred compensation. However, the Company does not represent or warrant that Awards under the plan will satisfy the requirements of Section 409A. Participants are encouraged to consult with their individual tax advisors regarding the tax consequences of Awards under the plan and the application of Section 409A.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL THREE TO APPROVE THE 2005 SHARE INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 18, 2005, regarding each person that we know to be the beneficial owner of more than 5% of our outstanding common shares. Unless otherwise indicated, such common shares are owned directly and the indicated entity has sole voting and investment power with respect thereto.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Clarion CRA Securities, LP 259 N. Radnor Chester Road Suite 205 Radnor, PA 19087	3,432,390	(2)	7.38%

Security Capital Group, Inc. 125 Lincoln Avenue Santa Fe, NM 87501	3,773,585	(3)	8.11%

Cohen & Steers, Inc. 757 Third Avenue New York, NY 10017	6,574,375	(4)	14.13%

AEW Capital Management, L.P. World Trade Center East Two Seaport Lane Boston, MA 02110-2021	3,077,800	(5)	6.62%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	3,514,579	(6)	7.56%

(1)	Based on 46,518,314 of our common shares outstanding pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended, as of March 18, 2005.
(2)	Based on a Schedule 13G filed with the SEC on March 2, 2005, Clarion CRA Securities, LP beneficially owns 3,432,390 of our common shares of beneficial interest, 3,092,090 of which it has sole voting power, and 3,432,390 of which it has sole dispositive power. Based on the same Schedule 13G filed with the SEC on March 2, 2005, ING Clarion Real Estate Securities, L.P. has the same beneficial ownership, sole voting power and sole dispositive power as Clarion CRA Securities, LP with respect to the same Company common shares.
(3)	Includes 3,773,585 of our common shares of beneficial interest issuable upon conversion of Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest upon 60 days prior written notice.
(4)

Based on a Schedule 13G filed with the SEC on February 14, 2005, Cohen & Steers, Inc. beneficially owns 6,574,375 of our common shares of beneficial interest, 6,141,632 of which it has sole voting power, 25,243 of which it has shared voting power, 6,549,132 of which it has sole dispositive power, and 25,243 of which it has shared dispositive power. Cohen & Steers Capital Management, Inc. beneficially owns 6,549,132 of our common shares of beneficial interest, 6,141,632 of which it has sole voting power and 6,549,132 of which it has sole dispositive power. Houlihan Rovers SA beneficially owns 25,243 of our common shares of beneficial interest, 25,243 of which it has sole voting power and 25,243 of which it has sole dispositive power. All of such information is based on the Schedule 13G filed with the SEC on February 14, 2005.

(5)	Based on a Schedule 13G filed with the SEC on February 14, 2005, each of AEW Capital Management, L.P., AEW Capital Management, Inc., AEW Management and Advisors, L.P. and AEW Investment Group, Inc. beneficially own 3,077,800 of our common shares of beneficially interest, 3,077,800 of which each has sole voting power and 3,077,800 of which each has sole dispositive power. Each entity listed in this footnote has the same beneficial ownership, sole voting power and sole dispositive power with respect to the same Company common shares.
(6)	Based on a Schedule 13G filed with the SEC on February 9, 2005, Goldman Sachs Asset Management, L.P. beneficially owns 3,514,579 of our common shares, 3,356,958 of which it has sole voting power, 3,514,579 of which is has sole dispositive power.

Trustee, Chairman, CEO and Senior Officer Share Ownership Guidelines

In October 2003, the Corporate Governance Committee adopted, and our board of trustees approved the Prentiss Properties Trust Trustee, Chairman, CEO and Senior Officer Share Ownership Policy. The policy requires members of the board of trustees, the Chairman and CEO, and senior officers of the Company who are at the Senior Vice President level and above to establish and hold specified share ownership levels in our common shares. The policy was implemented in order to better align the interests of our trustees, Chairman, CEO and senior officers with the financial interests of our shareholders, create ownership focus, and build long term commitment.

Subject to exceptions and additional requirements as set forth in the policy, the following are the common share ownership guidelines: The Chairman of the board of trustees must purchase and hold our common shares worth at least $5,000,000 as of the effective date of the policy; Each non-executive trustee must purchase and hold our common shares worth at least five times his or her annual retainer (which is currently $25,000); Our CEO must purchase and hold our common shares worth at least five times his or her base salary; and, Each of our officers who is a Senior Vice President or above must purchase and hold our common shares worth three times his or her base salary by the end of three years from the effective date of the policy or the date of his or her date of hire or promotion to such position, whichever is later.

Management Ownership Table

The following table sets forth the beneficial ownership of our common shares as of March 18, 2005, by (1) each of our trustees; (2) each of our named executive officers; and (3) our trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of All Common Shares (1)
Michael V. Prentiss (2)	2,682,642	5.8%
Thomas F. August (3)	677,006	1.5%
Thomas J. Hynes, Jr. (4)	38,178	*
Barry J.C. Parker (4)	24,018	*
Dr. Leonard M. Riggs, Jr. (4)	41,258	*
Ronald G. Steinhart (4)	44,178	*
Lawrence A. Wilson (4)	32,656	*
Michael A. Ernst	91,297	*
Christopher B. Mahon	41,131	*
Daniel K. Cushing	52,167	*
Lawrence J. Krueger	127,941	*
Robert K. Wiberg	97,311	*
Christopher M. Hipps	75,224	*
Gregory S. Imhoff	34,821	*
Scott W. Fordham	8,903	*

All Trustees and Executive Officers as a Group	4,068,731	8.7%

*	Less than 1%
(1)

In computing the number of common shares beneficially owned by a person, common shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of the record date are deemed outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage for any other person. In addition, the computation of the number of common shares beneficially owned by a person assumes that all units of beneficial interest in our operating partnership held by the person are redeemed for common shares. The total number of common shares outstanding used in calculating the percentage of all common shares and units assumes that all of the units held by other persons are redeemed for common shares.
(2)	Includes units redeemable for 262,733 common shares, units redeemable for 333,387 common shares which are held in a trust of which Mr. Prentiss is not a trustee, and of which Mr. Prentiss disclaims beneficial ownership and 433,193 common shares owned by certain Grantor Retained Annuity Trusts and a private foundation established by Mr. Prentiss, of which Mr. Prentiss disclaims beneficial ownership.
(3)	Includes 75,633 of the 266,967 common shares issuable upon the exercise of options granted under the 1996 Share Incentive Plan, none of which are currently exercisable, 75,633 of which are exercisable within 60 days, and the remainder of which are exercisable at subsequent dates. Includes units redeemable for 85,956 common shares. Also includes 116,518 common shares owned by certain Grantor Retained Annuity Trusts established by Mr. August, of which Mr. August disclaims beneficial ownership.
(4)	The independent trustees receive a fee of $25,000 per year payable quarterly in common shares and options to purchase 7,500 common shares which vest immediately. The table includes the vested portion of the 10,000 common shares which were granted to each independent trustee upon their initial appointment to the board of trustees and which are issuable upon the exercise of options granted under the Trustees’ Share Incentive Plan, which vested in equal installments over a four-year period on the anniversary date of the grant and includes 5,000, 5,000, 7,500, 7,500, 7,500, 7,500 and 7,500 common shares issuable upon the exercise of options granted under the Trustees’ Share Incentive Plan on July 1, 1998, July 1, 1999, July 3, 2000, July 2, 2001, July 1, 2002, July 1, 2003 and July 1, 2004, respectively, which were fully vested when granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, trustees and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, trustees and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to us and representations from our executive officers and trustees, we believe that all Section 16(a) filing requirements for the year ended December 31, 2004 applicable to our executive officers, trustees and greater than 10% beneficial owners were satisfied. However, we were informed that Christopher M. Hipps exercised 2,000 options to acquire our common shares on September 8, 2004 and filed a late Form 4 to report such transaction on September 13, 2004. Based on written representations from the executive officers and trustees, we believe that no Forms 5 for trustees, officers and greater than 10% beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loan Program

In June 1999, we granted loans to certain of our employees. Each unsecured loan had a term of five years, accrued interest at 7% per annum and was with recourse as to each borrower. Borrowers made payments to us quarterly at a rate equal to the original principal amount of the loans, adjusted for amounts forgiven under the loans, multiplied by the percentage obtained by dividing the amount of the quarterly dividend per common share that we declare by the closing price of one of our common shares on the date(s) amounts were advanced.

The loans contained loan forgiveness provisions with the purpose of securing the continued and future employment services of the borrowers. One-third of the unpaid principal amount of each loan was forgiven on the third, fourth and fifth anniversaries of the loan grant, provided that there had been no default by the borrower, including termination of the borrower’s employment. All balances pursuant to these loans were forgiven on June 30, 2004.

Unsecured Moving Incentive Loans

We loaned $74,375 and $127,667 to Christopher M. Hipps on June 1, 1999 and June 1, 2002, respectively. We loaned $74,583 to Daniel K. Cushing on January 1, 2002. Each of the loans were entered into to assist Messrs. Hipps and Cushing with moving expenses incurred when they re-located to assume new management positions. The loans contain loan forgiveness provisions with the purpose of securing the continued and future employment services of the borrowers. One-fifth of the unpaid principal amount of each loan will be forgiven on the first, second, third, fourth and fifth anniversaries of the loan grant, provided that there has been no default by the borrower, including termination of the borrower’s employment. For Mr. Hipps, $40,408 was forgiven pursuant to his two moving loans in 2004. For Mr. Cushing, $14,917 was forgiven pursuant to his moving loan in 2004.

Home Loans

On June 14, 2002, we loaned Daniel K. Cushing $500,000 at 0% interest to purchase a home in California. We entered into the loan to help induce Mr. Cushing to accept the position of Regional Director of our North California Region and to compensate Mr. Cushing for the high cost of living in California. The loan is non-recourse, is secured by the home Mr. Cushing purchased in California and is due on the earlier of (1) the termination of Mr. Cushing’s employment with us, (2) the sale of Mr. Cushing’s California residence and (3) June 14, 2012.

Sarbanes-Oxley Act Impact on Officer and Director Loans

Section 402 of the Sarbanes-Oxley Act of 2002 prohibits companies from extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit in the form of a personal loan to any director or executive officer of such companies. In 2002, our board of trustees adopted a resolution prohibiting such loans or extensions of credit to our officers or trustees. Section 402 of the Sarbanes-Oxley Act does, however, provide that an extension of credit maintained by a company on the date of enactment of the act shall not be subject to the prohibitions of the act, provided that there is no material modification to any term of any such extension of credit or any renewal of such extension of credit on or after the date of enactment of the act. Thus, while we will not be entering into any additional loans with our officers or trustees, the loans described above, having existed prior to the enactment of the Sarbanes-Oxley Act, will continue to be forgiven and will continue to be governed by the original terms of such loans.

Current Loan Balances

The highest aggregate amount of all loans described above to all employees since January 1, 2004 was $1,667,236. The amount of indebtedness of our executive officers as of March 18, 2005 is set forth in the table below.

Name	Loan Principal Balance (as of March 18, 2005)	Largest Aggregate Loan Amount Outstanding Since Jan. 1, 2004
Thomas F. August	$0	$118,012
Robert K. Wiberg	0	91,785
Lawrence J. Krueger	0	91,785
Michael A. Ernst	0	52,442
Christopher M. Hipps	76,601	169,451
Daniel K. Cushing	529,832	597,191
Gregory S. Imhoff*	0	39,335

Purchase of Remaining Voting Interests of Taxable REIT Subsidiary

Tax legislation prohibits us from owning more than 10% of the voting common stock of an issuer or more than 10% of the value of an issuer, except for our interests in our operating partnership, our non-corporate subsidiaries, taxable REIT subsidiaries, or any qualified REIT subsidiary. To comply with this legislation, in March 2001, our operating partnership, through the following related transactions, formed Prentiss Properties Resources, Inc. to act as a taxable REIT subsidiary under the Real Estate Investment Trust Modernization Act which allows a corporation, other than a REIT, in which a REIT directly or indirectly owns stock, to perform services for tenants without disqualifying the rents received:

•	Our operating partnership contributed to Prentiss Properties Resources, Inc. among other things, (1) $1 million, (2) all of the outstanding non-voting common stock of our third-party service provider, Prentiss Properties Limited, Inc., (3) two promissory notes with a combined original principal amount of $34.7 million issued by Prentiss Properties Limited to our operating partnership and (4) real property located in Dallas, Texas and in return Prentiss Properties Resources issued to our operating partnership 958.5 shares of its non-voting common stock and a promissory note in the amount of $5 million.

•	Ampulla, LLC, which is wholly-owned by Michael V. Prentiss, contributed all of its voting common stock of Prentiss Properties Limited to Prentiss Properties Resources in return for 21.5 shares of non-voting and 20 shares of voting common stock of Prentiss Properties Resources.

•	Our operating partnership subsequently purchased Ampulla’s 21.5 shares of non-voting common stock of Prentiss Properties Resources for approximately $72,000.

After giving effect to the above series of transactions, during 2001, our operating partnership became the owner of 98% of the value of Prentiss Properties Resources, holding all of the outstanding non-voting

*	Mr. Imhoff was, due to his increased role and responsibilities, designated by our board of trustees as an executive officer of the company for purposes of Section 16 for the first time effective March 15, 2005. As stated above, our board of trustees has not entered into any new loans with our officers or trustees since the board resolved to prohibit loans or extensions of credit to our officers or trustees in 2002.

common stock, and Ampulla became the owner of 2% of the value of Prentiss Properties Resources, holding all of the outstanding voting common stock, and Prentiss Properties Limited became a wholly-owned subsidiary of Prentiss Properties Resources.

The ownership structure remained unchanged until January 1, 2003. Effective January 1, 2003, we acquired from Ampulla, LLC, the single member limited liability company owned by Michael V. Prentiss, the remaining outstanding voting interest in Prentiss Properties Resources, for gross consideration of approximately $67,000.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING

The date for submission of shareholder proposals to be presented at our 2005 Annual Meeting of shareholders, December 2, 2004, has passed and thus no such shareholder proposals may be presented at the 2005 Annual Meeting. Shareholder proposals intended to be included in our proxy statement and form of proxy for our 2006 Annual Meeting must, in accordance with the proxy rules and our bylaws, be received by us no earlier than November 2, 2005 and no later than December 2, 2005. Director nominations and shareholder proposals intended to be submitted for presentation at our 2006 Annual Meeting of Shareholders but not included in our proxy statement must be in writing and must be received by us at our executive offices no earlier than November 2, 2005 and no later than December 2, 2005. Such proposals or nominations must also comply with the requirements of our bylaws, a copy of which will be provided upon request.

INCORPORATION BY REFERENCE

With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Report of the Audit Committee” shall not be incorporated into such future filings.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If you and other residents at your mailing address own our common shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each shareholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Gregory S. Imhoff, our Senior Vice President and Corporate Secretary, at 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220, telephone: (214) 654-0886. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy upon written or oral request to our Corporate Secretary at the address listed immediately above.

ANNUAL REPORT AND FORM 10-K

Accompanying this proxy statement is a copy of our Annual Report to Shareholders for the year ended December 31, 2004, which contains financial and other information pertaining to us. The Annual Report does not form any part of the materials for the solicitation of proxies.

We will furnish to each beneficial owner of our common shares entitled to vote at the Annual Meeting, upon written request to Gregory S. Imhoff, our Senior Vice President and Corporate Secretary, at 3890 West Northwest Highway, Suite 400, Dallas, Texas, 75220, telephone (214) 654-0886, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedules filed by us with the Securities and Exchange Commission.

OTHER MATTERS

The board of trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

By Order of the Board of Trustees

Michael V. Prentiss,

Chairman of the Board

Dallas, Texas

April 4, 2005

Appendix A

2005 SHARE INCENTIVE PLAN

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Prentiss Properties Trust 2005 Share Incentive Plan (the “Plan”). The purpose of the Plan is to assist Prentiss Properties Trust, a real estate investment trust organized under the laws of Maryland (the “Company”), and any Affiliate to recruit and retain the services of key Employees who will contribute to the Company’s long range success and to associate their interests with those of the Company and its Shareholders by providing incentives which are linked directly to increases in share value which will inure to the benefit of all Shareholders of the Company.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees of the Company and its Affiliates that the Administrator, in its sole discretion, determines have contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. A Trustee of the Company who is an Employee of the Company or an Affiliate may be selected to participate in this Plan.

1.3 Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Company Shares through the granting of one or more of the following Awards: (a) Nonstatutory Share Options, (c) Restricted Share Awards, (d) Unrestricted Share Awards, (e) Performance Share Awards, (f) Share Appreciation Rights, (g) Incentive Awards and (h) Share-Based Awards.

2. Definitions.

2.1 “409A Award” means a grant or an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3 “Affiliate” means any entity under common control with the Company, within the meaning of Sections 414(b) and (c) of the Code and any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.4 “Award” means any right granted under the Plan, including an Option, a Restricted Share Award, an Unrestricted Share Award, a Performance Share Award, a Share Appreciation Right, an Incentive Award or a Share-Based Award.

2.5 “Award Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant evidencing the terms and conditions of an Award to such individual. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7 “Board” means the Board of Trustees of the Company.

2.8 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.9 “Change in Control” shall mean

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

(b) the adoption of a plan relating to the liquidation or dissolution of the Company;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner directly or indirectly of more than 50% of the voting power of the Company; or

(d) Incumbent Trustees cease for any reason to constitute at least a majority of the Board; and

(e) The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (1) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (2) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system.

2.10 “Code” means the Internal Revenue Code of 1986, as amended.

2.11 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.12 “Company” means Prentiss Properties Trust, a Maryland real estate investment trust.

2.13 “Consultant” means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Trustees of an Affiliate; provided that, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Trustee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Trustee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Trustee will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

2.15 “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to Shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.16 “Date of Grant” means the date on which the Administrator adopts a resolution expressly granting and fixing the relevant terms of an Award to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

2.17 “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator. Except in situations where the Plan Administrator is determining whether a Participant is Disabled within the separate definition in Section 8.4(b) hereof, the Plan Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.18 “Effective Date” shall mean May 11, 2005.

2.19 “Employee” means any person employed by the Company or an Affiliate. Mere service as a Trustee or payment of a Trustee’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” means, as of any date, the value of the Common Share as determined in good faith by the Administrator; provided, however, that (i) if the Common Share is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Share reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported or (ii) if the Common Share is admitted to trading on a national securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value on any date shall not be less than the closing price reported for the Common Share on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

2.22 “Incentive Award” means an Award granted pursuant to Section 7.5 which, pursuant to the terms of the Award Agreement, will entitle the Participant to receive a cash payment from the Company or an Affiliate.

2.23 “Incumbent Trustees” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Trustee subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Trustee without objection to such nomination) shall be an Incumbent Trustee. No individual initially elected or nominated as a Trustee of the Company as a result of an actual or threatened election contest with respect to Trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee.

2.24 “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.25 “Non-Employee Trustee” means a Trustee who satisfies the requirements for a “non-employee director” within the meaning of Rule 16b-3(b)(3).

2.26 “Nonstatutory Share Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.27 “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.28 “Option” means a Nonstatutory Share Option granted pursuant to the Plan that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in the Option Agreement.

2.29 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.30 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.31 “Outside Trustee” means a Trustee who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3).

2.32 “Participant” means an Employee, including an employee who is a Trustee, to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.33 “Performance Share Award” means Awards granted pursuant to Section 7.3 which, pursuant to the terms of the Award Agreement, will entitle the Participant to receive cash or a Share Award or a combination thereof.

2.34 “Plan” means this Prentiss Properties Trust 2005 Share Incentive Plan.

2.35 “Restricted Share Award” means any Award of Shares granted pursuant to Section 7.1 that are nontransferable and subject to a substantial risk of forfeiture. Shares shall cease to be Restricted Share Awards when, in accordance with the terms of the Award Agreement, they become vested (free of a substantial risk of forfeiture) and transferable.

2.36 “Right of Repurchase” means the Company’s option to repurchase unvested Common Shares acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.8.

2.37 “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.38 “SEC” means the Securities and Exchange Commission.

2.39 “Securities Act” means the Securities Act of 1933, as amended.

2.40 “Shares” means the common shares of the Company.

2.41 “Share Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7.4 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

2.42 “Share-Based Award” means an Award pursuant to Section 7.6 that is valued in whole or in part by reference to, or is otherwise calculated by reference to or based on, Shares, including without limitation, Units, or membership interests in an Affiliate or operating partnership, which (i) are valued by reference to book value, fair value or performance parameters relative to the Company or any Affiliate or group of Affiliates, (ii) may be convertible, exchangeable or redeemable, and/or (iii) constitute any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93 27 with respect to a Participant who is rendering services to the issuing Affiliate.

2.43 “Trustee” means a member of the Board of Trustees of the Company.

2.44 “Unit” means a unit or units of Class G limited partnership interest in, and provided under the terms of the agreement of limited partnership of, Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership and the entity through which the Company conducts a significant portion of its business.

2.45 “Unrestricted Award” means any Award granted pursuant to Section 7.2.

3. Administration.

3.1 Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5 (the group that administers the Plan is referred to as the “Administrator”).

3.2 Powers of Administrator. The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3 Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Awards are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (vi) to determine the number of Shares to be made subject to each Award; (vii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (viii) to amend any outstanding Awards for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, subject to Shareholder consent for any amendment, cancellation, regrant, replacement or modification that results in a repricing that reduces the exercise price of any outstanding Share Option (other than an adjustment under Section 12.1); provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Share subject to a Share Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (ix) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (x) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xi) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious.

3.5 The Committee.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Plan Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Share is Publicly Traded. At such time as the Common Share is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Trustees who are also Outside Trustees. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Trustees who are also Outside Trustees. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Trustees the authority to grant Share Rights to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Share Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Trustees the authority to grant Share Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Trustees or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Share Reserve. Subject to the provisions of Section 12.1 relating to adjustments upon changes in Shares, the Shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Shares, and the maximum aggregate amount of such Shares which may be issued upon exercise of all Awards under the Plan shall not exceed 2,206,120 Shares and/or Units. The maximum amount of Shares and/or Units that may be issued under the Plan specified above shall be reduced by the total number of Shares underlying options granted and outstanding on the Effective Date (“Prior Outstanding Options”) under the terms of the Prentiss Properties Trust 1996 Share Incentive Plan (the “1996 Plan”). If, prior to the termination of the Plan, a Prior Outstanding Option shall expire, be forfeited or terminate for any reason without having been exercised in full, the Shares subject to such expired, forfeited or terminated option shall again be available for purposes of this Plan and the number of Shares which may be issued upon the exercise of Awards under the Plan shall be increased by the number of Shares underlying such expired, forfeited or terminated Prior Outstanding Options that become eligible for Awards under this Plan. In no event, however, will the maximum aggregate amount of Shares which may be issued upon exercise of all grants and awards under the Plan, including Prior Outstanding Options that terminate and become available under this Plan, exceed 2,206,120 Shares, subject to adjustment in accordance with Section 12.1 hereof. For purposes of determining the Share reserve and for purposes of the individual limitation in Section 5.2, one Unit shall be deemed to be equivalent to one Share.

4.2 Reversion of Shares or Units to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Shares or Units not acquired under such Award shall revert to and again become available for issuance under the Plan. If Shares or Units issued under the Plan are reacquired by the Company pursuant to the terms of a Right of Repurchase or other forfeiture provision, such Shares or Units shall again be available for issuance under the Plan.

4.3 Source of Shares. The Shares subject to the Plan may be authorized but unissued Shares or reacquired Shares, bought on the market, pursuant to any Right of Repurchase or other forfeiture provision, or otherwise. Units subject to the Plan shall be Class G limited partnership interests provided under the terms of the agreement of limited partnership of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

5. Eligibility.

5.1 Eligibility for Specific Awards. Eligible Award recipients who are selected by the Administrator shall be eligible for Awards hereunder, subject to limitations set forth in this Plan.

5.2 Section 162(m) Limitation. Subject to the provisions of Section 12.1 relating to adjustments upon changes in the Shares, no Employee shall be eligible to be granted Options or Share Appreciation Rights covering more than 390,000 Shares and/or Units during any calendar year. This Section 5.2 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.2 shall not apply until (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the Shares reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of Shareholders at which Trustees are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. No Option shall be exercisable after the expiration of 10 years from the date it was granted.

6.2 Exercise Price of an Option. The exercise price of each Nonstatutory Share Option shall be not less than 100% of the Fair Market Value of the Shares subject to the Option on the day preceding the date the Option is granted; provided, however, any Nonstatutory Share Option with an exercise price less than the Fair Market Value of the Common Share subject to the Option on the date the Option is granted shall be a 409A Award and shall be subject to the additional requirements of Section 8. Notwithstanding the foregoing, a Nonstatutory Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Consideration. The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) or in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (1) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares (a “Share For Share Exchange”); (2) during any period for which the Shares are publicly traded (i.e., the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Shares are quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Shares are regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the Shares for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (3) in any other form of legal consideration that may be acceptable to the Administrator, provided, however, if applicable law requires, the par value (if any) of Shares, if newly issued, shall be paid in cash or cash equivalents. Unless otherwise specifically provided in the Option, the purchase price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the forgoing, during any period for which the Shares are publicly traded (i.e., the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Share is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Shares are regularly quoted by a recognized securities dealer but closing sale prices are not reported), a Cashless Exercise or other transaction by a Trustee or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited with respect to any Award under this Plan.

6.4 Transferability of an Option. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.5 Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a Share. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a Change in Control of the Company.

6.6 Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.7 Employment by a Competitor. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder (i) voluntarily resigns his or her employment with the Company and its Affiliates and (ii) thereafter is employed by any person or entity that is engaged in any line of business in which the Company or any Affiliate is engaged as of the date of such resignation (a “Competitor”), then all Options held by such Optionholder shall expire on the later of the 30th day following the Optionholders termination of Continuous Service or the commencement of such Optionholder’s employment with such Competitor, irrespective of whether such Optionholder’s employment with the Competitor continues through such 30-day period.

6.8 Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (including upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of Shares would violate the registration requirements under the Securities Act or any other state or federal securities law, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.9 Death of Optionholder. Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.10 Disability of Optionholder. Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11 Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. In such case, the Shares acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested Shares so purchased may be subject to a Right of Repurchase in favor of the Company or to any other restriction the Administrator determines to be appropriate. The Company will not be required to exercise its Right of Repurchase until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Administrator otherwise specifically provides in the Option.

6.12 Additional Requirements Under Section 409A. Each Option agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common

Share subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

7. Provisions of Awards Other Than Options.

7.1 Restricted Share Awards. The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) Restricted Share Awards under the Plan to eligible Participants. Restricted Share Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Share Award Agreement shall be in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate. The terms and conditions of the Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical, but each Restricted Share Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. The purchase price of Restricted Share Awards shall be determined by the Administrator, and may be stated as cash, property, a contract for future services or prior services.

(b) Consideration. The consideration for Shares acquired pursuant to the Restricted Share Award Agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property or a Share For Share Exchange, a contract for future services or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Shares.

(c) Vesting. Shares acquired under the Restricted Share Award Agreement may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior or future services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Share Award Agreement in the event a Change in Control occurs.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in an Option Agreement or a Restricted Share Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit unvested shares acquired in consideration of prior or future services, and any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the Option Agreement or Restricted Share Award Agreement shall be forfeited and the Participant shall have no rights with respect to the forfeited Award.

(e) Transferability. Rights to acquire Shares under the Restricted Share Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Administrator shall determine in its discretion, so long as Shares awarded under the Restricted Share Award Agreement remain subject to the restrictions of the Restricted Share Award Agreement.

(f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Share Awards for which an election under Section 83(b) of the Code may be required.

(g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Share Award shall lapse and a Share certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. The Share certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Shares not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later.

7.2 Unrestricted Awards.

(a) Grant or Sale of Unrestricted Awards. The Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) an Unrestricted Award to any Participant, pursuant to which such individual may receive Shares free of any vesting and transfer restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual. The Share certificate for Unrestricted Shares shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Shares not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which services rendered as consideration were provided and in which the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which services rendered as consideration were provided and in which the Participant has a legally binding right to such amounts, whichever is later.

7.3 Performance Share Awards.

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire actual Shares or hypothetical Share units having a value equal to the Fair Market Value of an identical number of Shares upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitation and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Share Award shares that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Share Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance objectives shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for Performance Share Awards granted to any one Participant or to different Participants. A Performance Share Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine. Such objective performance goals do not have to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

(b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Performance Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. No right or interest of a Participant in a Performance Share Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(c) Rights as a Shareholder. A Participant receiving a Performance Share Award shall have the rights of a Shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a Share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator). The Share certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Shares not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Share Award conditions have been satisfied and the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Share Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later.

(d) Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Share Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.

(e) Acceleration, Waiver, Etc. At any time prior to the Participant’s termination of employment (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Share Award in the event a Change in Control occurs.

(f) Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Share Award have been achieved or met. Unless the Administrator determines otherwise, Performance Share Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

7.4 Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.4(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Share Option, Related Rights may be granted either at or after the time of the grant of such Share Option.

(b) Grant Requirements. A Share Appreciation Right may only be granted if the Share Appreciation Right: (1) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (2) satisfies the requirements of Section 7.4(h) and Section 8 hereof. A Share Appreciation Right does not provide for a deferral of compensation if: (i) the floor for determining the appreciation component of the Share Appreciation Right that will be paid to the Participant (i.e., the amount used to determine the appreciation in excess of the value of the Common Share that the holder is entitled to receive upon exercise (hereinafter, the “SAR exercise price”)) may never be less than the Fair Market Value of the underlying Common Share on the date the right is granted, (ii) the Common Share subject to the right is traded on an established securities market, (iii) only such traded Common Share may be delivered in settlement of the right upon exercise, and (iv) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment. Upon exercise thereof, the holder of a Share Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Share over the SAR exercise price per share specified in such Share Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Share Appreciation Right shall be exercised. Payment with respect to the exercise of a Share Appreciation Right that satisfies the requirements of Section 7.4(b)(1) shall be paid on the date of exercise and made in Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Share Appreciation Right that does not satisfy the requirements of Section 7.4(b)(1) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.4(h) and Section 8. Payment may be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d) Exercise Price. The exercise price of a Free Standing Share Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Share on the Date of Grant of such Share Appreciation Right. A Related Share Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Share Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Share subject to the Share Appreciation Right and related Option exceeds the exercise price per share thereof and no Share Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.4(b)(1) are satisfied.

(e) Reduction in the Underlying Option Shares. Upon any exercise of a Share Appreciation Right, the number of Shares for which any related Option shall be exercisable shall be reduced by the number of shares for which the Share Appreciation Right shall have been exercised. The number of Shares for which a Share Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of Shares for which such Option shall have been exercised.

(f) Written Request. Any election by an Optionholder to receive cash in full or partial settlement of a Share Appreciation Right, and any exercise of such Share Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise a Share Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Share Appreciation Right for Shares.

(g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by an Optionholder to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, such disapproval shall not affect such Optionholder’s right to exercise such Share Appreciation Right at a later date, to the extent that such Share Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Optionholder’s right to exercise any related Option.

(h) Additional Requirements under Section 409A. A Share Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.4(b)(1) shall satisfy the requirements of this Section 7.4(h) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Share Appreciation Right under this Plan is granted with an SAR exercise price less than Fair Market Value of the Common Share underlying the award on the date the Share Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Share Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Share on the date of exercise exceeds the SAR exercise price (the “SAR Amount”). However, once the Share Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

7.5 Incentive Awards. An Incentive Award is an Award entitling the Participant to receive a cash payment from the Company or an Affiliate, according to the terms specified by the Administrator in the Award Agreement.

(a) Terms and Conditions. The Administrator, at the time an Incentive Award is granted, shall specify the terms and conditions which govern the Award. Such terms and conditions may prescribe, by way of example and not of limitation, that the Incentive Award shall be earned only to the extent that the Company or an Affiliate, during a performance measurement period, achieves stated performance-goals. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Share Award shares that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, Share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Incentive Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance objectives shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for Incentive Awards granted to any one Participant or to different Participants. An Incentive Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine. Such objective performance goals do not have to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

(b) Restrictions on Transfer. Incentive Awards and all rights with respect to such Incentive Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(c) Rights as a Shareholder. A Participant receiving an Incentive Award shall not have any rights as a Shareholder of the Company or an Affiliate on account of such Award.

(d) Additional Considerations Under Section 409A of the Code. Any Incentive Award that the Administrator determines the Participant is entitled shall be paid not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Incentive Award conditions have been satisfied and the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Incentive Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later.

7.6 Share-Based Awards. The Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) Share-Based Awards under the Plan to eligible Participants. Each Share-Based Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. Share-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The

Administrator may require that Share-Based Awards be held through a limited partnership, or similar “look-through” entity, and the Administrator may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 7.6. The terms and conditions of the Share-Based Award Agreements may change from time to time, and the terms and conditions of separate Share-Based Award Agreements need not be identical, but each Share-Based Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Nature of Share-Based Awards. The Administrator shall calculate in good faith, for purposes of establishing the number of Shares underlying a Share-Based Award relative to the total number of Shares reserved and available for issuance under Section 4.1, the maximum number of Shares to which a grantee of such Share-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Share-Based Award Agreement, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such Share-Based Award shall be reduced accordingly by the Administrator and the related Shares shall be added back to the Shares available for issuance under the Plan.

(b) Purchase Price. The purchase price, if any, of Share-Based Awards shall be determined by the Administrator, and may be stated as cash, property, a contract for future services or prior services.

(c) Consideration. The consideration for Shares acquired pursuant to the Share-Based Award Agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property or a Share For Share Exchange, a contract for future services or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Shares.

(d) Vesting. A Share-Based Award may, but need not, vest in periodic installments that may, but need not, be equal. Vesting schedules may be based, among other things, on the attainment of performance goals and, in such case, such performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Share-Based Awards that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Share-Based Awards payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance objectives shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for

Share-Based Awards granted to any one Participant or to different Participants. A Share-Based Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine. Such objective performance goals do not have to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

(e) Non-Transferability. Share-Based Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose except as the Administrator shall determine.

(f) Termination of Employment or Service. In the event that a recipient ceases to be employed by or to provide services to the Company, or any Affiliate, any outstanding Share-Based Awards previously granted to such recipient shall be subject to such terms and conditions as set forth in the Share-Based Award Agreement. Except as may otherwise be provided by the Administrator either in the Share-Based Award Agreement, or, subject to Section 13 below, in writing after the Share-Based Award Agreement is issued, a grantee’s rights in all Share-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

8. Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Share subject to the grant or award on the Grant Date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price), or any Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

8.1 Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Award Date or Grant Date. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Award Date or Grant Date.

(b) Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Share is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

(c) Death. The date of death of the 409A Award recipient.

(d) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of Shares that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

8.2 Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

8.3 No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that the such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this 8 and the requirements of Section 409A of the Code.

8.4 Definitions. Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14).

(b) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

(c) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9. Covenants of the Company.

9.1 Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

9.2 Securities Law Compliance. Each Share Option Agreement and Award Agreement shall provide that no Shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Share issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Share under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Share upon exercise of such Awards unless and until such authority is obtained.

10. Use of Proceeds from Share.

Proceeds from the sale of Common Share pursuant to Awards shall constitute general funds of the Company.

11. Miscellaneous.

11.1 Acceleration of Exercisability and Vesting. Subject to the requirements of Section 8, the Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2 Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as provided in Section 12.1, hereof.

11.3 No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Trustee pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4 Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Share. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise or acquisition of Common Share under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Share.

11.6 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares of the Company.

11.7 Transfer of Shares Acquired Under Plan. Notwithstanding anything to the contrary herein, a Participant may not transfer Shares acquired under this Plan to the Company within six months after the purchase of such Common Share (the “Six Months Holding Period”), other than, if permitted by the Administrator in its discretion, to satisfy minimum tax withholding requirements.

11.8 Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Shares acquired under the Plan as provided in this Section 11.8 (the “Right of Repurchase”). In the case of unvested Shares, the Right of Repurchase shall be exercisable at a price equal to the lesser of the purchase price at which such Shares were acquired under the Plan or the Fair Market Value of such Shares. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is within 60 days after the date the Six Months Holding Period has been satisfied. In the case of unvested Shares purchased in exchange for services, the Company shall be entitled to forfeit such Unvested Shares without regard to the exercise of its Right of Repurchase and without payment of any consideration.

12.	Adjustments Upon Changes in Shares.

12.1 Capitalization Adjustments. If any change is made in the Shares or Units (solely for purposes of this Section 12.1, references to Shares shall be deemed to include Units, unless the context indicates otherwise) subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, Share dividend, dividend in property other than cash, Share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of Shares or class of Shares which may be purchased pursuant to Awards granted hereunder; (ii) the number and/or class of Shares covered by outstanding Options and Awards; (iii) the maximum number of Shares with respect to which Options or Share Appreciation Rights may be granted to any single Participant during any calendar year; and (iv) the exercise price of any Share Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or change in the Fair Market Value of such Shares resulting from such transaction; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3 Change in Control and Other Corporate Transactions. In the event of a Change in Control, dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the surviving entity; or a reverse merger in which the Company is the surviving entity, but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, a “Corporate Transaction”), then, the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding Awards by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of Awards with substantially the same terms (including an Award to acquire the same consideration paid to the shareholders in the Corporate Transaction described in this Section 12.3) for such outstanding grants and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (iv) the cancellation of such outstanding Awards in consideration for a payment equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all Shares subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Awards without payment of any consideration. Any such payment may be paid in cash or such other consideration payable to the holders of outstanding Shares of the Company in connection with such Corporate Transaction. If vested Awards would be canceled without consideration, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such Corporate Transaction or ten days after the Administrator provides the grant holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award Agreement. In addition, the Administrator, in its discretion, may provide for acceleration of unvested Awards in connection with any of the alternatives described above.

12.4 Issuance of Shares Upon Conversion of Convertible Securities. Each Award Agreement may provide that, upon conversion of any security of the Company into additional Shares, the number of Shares issuable pursuant to any Award may be adjusted by the appropriate number such that the percentage of Shares outstanding of the Company on a fully diluted basis attributable to the Award immediately prior to such conversion will be equal to the percentage of Shares outstanding of the Company on a fully diluted basis attributable to the Award immediately following such conversion.

13. Amendment of the Plan and Awards.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12.1 relating to adjustments upon changes in Shares, no amendment shall be effective unless approved by the Shareholders of the Company to the extent Shareholder approval is necessary to satisfy any applicable law or any Nasdaq or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on Shareholder approval.

13.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for Shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to 409A Awards and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan if (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.5 Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, the cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Shares underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

14. General Provisions.

14.1 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2 Recapitalizations. Each Option Agreement and Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3 Delivery. Upon exercise of an Award granted under this Plan, the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

14.4 Other Provisions. The Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

15. Market Stand-Off.

Each Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Share without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding Shares by reason of a Share split, reverse Share split, Share dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

16. Effective Date of Plan.

The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a Share bonus, shall be granted) unless and until the Plan has been approved by the Shareholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

17. Termination or Suspension of the Plan.

The Plan shall terminate automatically on                      , 2015, but no later than the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18. Choice of Law.

The law of the State of Maryland shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19. Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Board of Trustees, the undersigned has caused the Prentiss Properties Trust 2005 Share Incentive Plan to be executed effective as of the      day of                     , 2005.

PRENTISS PROPERTIES TRUST

By:
Name:
Title:

Appendix B

PROXY CARD

B-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF TRUSTEES OF PRENTISS PROPERTIES TRUST

This proxy when executed will be voted in the manner you direct herein. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. This proxy will be voted, in the discretion of proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated

`

Please indicate if you plan to attend this meeting

Yes ` No `

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRENTISS PROPERTIES TRUST

Proxy is Solicited on Behalf of the Board of Trustees of the Company For the Annual Meeting on May 11, 2005

The undersigned shareholder of Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”) hereby appoints Gregory S. Imhoff and Michael A. Ernst or either of them (the “Proxy Committee”), with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas 75220, on May 11, 2005, and at any adjournments or postponements thereof, on all matters coming before said meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement dated April 4, 2005 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Trustee’s recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card or authorize your proxy via the Internet or by telephone as provided on this proxy card. Action taken pursuant to this proxy card will be effective as to all the shares that you own.

Address Changes / Comments:

(If you noted Address Changes/Comments above, please mark corresponding box on the reverse side.)

[LOGO]

PRENTISS PROPERTIES TRUST

3890 W. NORTHWEST HIGHWAY

SUITE 400

DALLAS, TEXAS 75220

AUTHORIZE YOUR PROXY BY INTERNET —

www. proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have this proxy card in hand when you access the web site and follow the instructions provided on the web site.

AUTHORIZE YOUR PROXY BY PHONE —

1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have this proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

AUTHORIZE YOUR PROXY BY MAIL —

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Prentiss Properties Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒ Please mark your votes as in this example.

This proxy when executed will be voted in the manner you direct herein. If you sign and date the proxy card but no direction is made, this proxy will be voted FOR Items 1, 2 and 3. This proxy will be voted, in the discretion of proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Trustees recommends a vote FOR such nominees, FOR ratification of PricewaterhouseCoopers LLP as our independent accountants and FOR approval of the 2005 Share Incentive Plan.

1. Election of three Class III members to the Board of Trustees:

FOR ` AGAINST `

Nominees: Michael V. Prentiss

Thomas J. Hynes, Jr.

Barry J.C. Parker

For each of the nominees other than the following, for which vote is withheld:

2. Ratification of the appointment of Pricewaterhouse-Coopers LLP as the Company’s independent accountants for 2005:

FOR ` AGAINST ` ABSTAIN

3. Approval of the 2005 Share Incentive Plan.

FOR ` AGAINST ` ABSTAIN